As filed with the Securities and Exchange Commission on October 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Macquarie Infrastructure Company Trust
(Exact name of registrant as specified in its charter)

Delaware	20-6196808
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
Macquarie Infrastructure Company LLC
(Exact name of registrant as specified in its charter)

Delaware	43-2052503
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Heidi Mortensen
General Counsel
Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Antonia E. Stolper
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to	Offering Price	Aggregate	Amount of
Title of Each Class of Securities to be Registered	be Registered(1)	Per Unit(1)	Offering Price(1)	Registration Fee(1)
Shares representing beneficial interests in Macquarie Infrastructure Company Trust	—	—	—	$0
LLC interests of Macquarie Infrastructure Company LLC	—	—	(2)	(3)

(1)	Pursuant to Rule 456(b) under the Securities Act, the registrant has elected to defer payment of the registration fees, and will instead pay registration fees on a “pay-as-you-go” basis, whereby the registration fees payable in connection with an offering of the shares representing beneficial interests in Macquarie Infrastructure Company Trust that are registered hereby will be paid within the time required to file a prospectus supplement pursuant to Rule 424(b). This table shall be updated to reflect the amount of the pay-as-you-go registration fees paid or to be paid in the manner set forth in Rule 456(b)(1)(ii) under the Securities Act, and such registration fees will be calculated in accordance with Rule 457(r) under the Securities Act.
(2)	The number of LLC interests of Macquarie Infrastructure Company LLC registered hereunder is equal to the number of shares representing beneficial interests in Macquarie Infrastructure Company Trust that are registered hereby. Each share representing one beneficial interest in Macquarie Infrastructure Company Trust corresponds to one underlying LLC interest of Macquarie Infrastructure Company LLC. If the trust is dissolved, each share representing a beneficial interest in Macquarie Infrastructure Company Trust will be exchanged for an LLC interest of Macquarie Infrastructure Company LLC.
(3)	Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the LLC interests of Macquarie Infrastructure Company LLC because no additional consideration will be received by Macquarie Infrastructure Company Trust upon exchange of the shares representing beneficial interests in Macquarie Infrastructure Company Trust.

PROSPECTUS
Trust Stock
Macquarie Infrastructure Company Trust
Each Share of Trust Stock Represents One Beneficial Interest in the Trust
     Macquarie Infrastructure Company Trust may sell, and Macquarie Infrastructure Management (USA) Inc., our Manager, as a selling stockholder, may sell, from time to time, shares of trust stock, each representing one beneficial interest in the trust. The purpose of the trust is to hold 100% of the interests of Macquarie Infrastructure Company LLC. Each beneficial interest in the trust corresponds to one interest of Macquarie Infrastructure Company LLC. We may, and our Manager may, offer for sale the shares covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares by our Manager.
     The shares trade on the New York Stock Exchange under the symbol “MIC.”
     We will provide more specific information about the terms of an offering of these shares of trust stock in supplements or term sheets to this prospectus. This prospectus may not be used to offer or sell shares of trust stock unless accompanied by a prospectus supplement or term sheet. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts will be described in the applicable prospectus supplement or term sheet relating to the offering.
     Investing in the shares involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2006.

     Australian banking regulations that govern the operations of Macquarie Bank Limited and all of its subsidiaries, including our Manager, require the following statements: Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital from Macquarie Infrastructure Company Trust.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only for the purpose for which it has been published, and no person has been authorized to give any information not contained in this prospectus. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, and our Manager may, sell the shares covered by this prospectus in one or more offerings. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may, from time to time, add and offer additional shares of trust stock by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
PROSPECTUS SUPPLEMENT OR TERM SHEET
     This prospectus provides you with a general description of the shares of trust stock that we or our Manager may offer. Each time that we or our Manager offer shares of trust stock, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or term sheet. You should read both this prospectus and any accompanying prospectus supplement or term sheet together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”
     The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the shares of trust stock, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of shares of trust stock covered by this prospectus.
     For more detail on the terms of the shares of trust stock offered, see “Description of Shares.”
FORWARD-LOOKING STATEMENTS
     We have included or incorporated by reference into this prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Macquarie Infrastructure Company” and “Risk Factors,” as well as those contained in any prospectus supplement or term sheet or in any document incorporated by reference into this prospectus. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.
     In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.
     Forward-looking statements in this prospectus and any prospectus supplement or term sheet (including any documents incorporated by reference herein or therein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:
•	our short operating history;

•	our limited ability to remove our Manager for underperformance and our Manager’s right to resign;

•	our holding company structure, which may limit our ability to meet our dividend policy;

•	our ability to service, comply with the terms of and refinance at maturity our substantial indebtedness;

•	decisions made by persons who control the businesses in which we hold less than majority control, including decisions regarding dividend policies;

•	our ability to make, finance and integrate acquisitions;

•	our ability to implement our operating and internal growth strategies;

•	the regulatory environment in which our businesses and the businesses in which we hold investments operate and our ability to comply with any changes thereto, rates implemented by regulators of our businesses and the businesses in which we hold investments, and our relationships and rights under concessions and contracts with governmental agencies and authorities;

•	changes in patterns of commercial or general aviation air travel, or automobile usage, including the effects of changes in airplane fuel and gas prices, and seasonal variations in customer demand for our businesses;

•	changes in electricity or other power costs;

•	the competitive environment in which our businesses and the businesses in which we hold investments operate;

•	changes in general economic, business or demographic conditions or trends, or changes in the political environment, level of tourism or construction and transportation costs, in the United States and other countries in which we have a presence, including changes in interest rates and inflation;

•	environmental risks pertaining to our businesses and the businesses in which we hold investments;

•	our ability to retain or replace qualified employees;

•	work interruptions or other labor stoppages at our businesses or the businesses in which we hold investments;

•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of our income and gains for such treatment;

•	disruptions or other extraordinary or force majeure events affecting the facilities or operations of our businesses and the businesses in which we hold investments and our ability to insure against any losses resulting from such events or disruptions;

•	fluctuations in fuel costs, or the costs of supplies upon which our gas production and distribution business is dependent, and our ability to recover increases in these costs from customers;

•	our ability to make alternate arrangements to account for any disruptions that may affect the facilities of the suppliers or the operation of the barges upon which our gas production and distribution business is dependent; and

•	changes in U.S. domestic demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported.
     Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.
     In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The future events discussed in this prospectus may not occur. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult further disclosures we may make in future filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION
     We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file combined annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website does not constitute a part of this prospectus. Our shares are listed on the New York Stock Exchange, or NYSE, under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.
     We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. This prospectus is part of a registration statement filed with the SEC.
     We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Our Annual Report on Form 10-K for the year ended December 31, 2005 (as amended and restated by our Form 10-K/A filed with the SEC on October 16, 2006);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (each as amended and restated by our Forms 10-Q/A filed with the SEC on October 16, 2006);

•	The descripton of our shares of trust stock set forth in our registration statement in Form 8-A filed pursuant to Section 12 of the Exchange Act on December 13, 2004;

•	Our revised definitive Proxy Statement dated April 19, 2006; and

•	Our Current Reports on Form 8-K filed with the SEC on August 16, 2005 (as amended by our Form 8-K/A on October 4, 2005), April 17, 2006, April 19, 2006, May 2, 2006 (as amended by our Form 8-K/A on May 16, 2006), June 12, 2006 (as amended by our Form 8-K/A on June 27, 2006, and our Form 8-K on October 16, 2006), June 28, 2006, June 29, 2006, July 13, 2006, July 14, 2006, August 21, 2006, August 22, 2006, August 28, 2006 (as amended by our Form 8-K on October 16, 2006), September 7, 2006, September 14, 2006, September 25, 2006, October 2, 2006, October 16, 2006 and October 16, 2006.
     The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:
Macquarie Infrastructure Company Trust
125 West 55th Street
New York, NY 10019
Attention: Investor Relations
     Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

MACQUARIE INFRASTRUCTURE COMPANY
     Macquarie Infrastructure Company Trust, a Delaware statutory trust that we refer to as the trust, owns its businesses and investments through Macquarie Infrastructure Company LLC, a Delaware limited liability company that we refer to as the company. Except as otherwise specified, “Macquarie Infrastructure Company,” “we,” “us,” and “our” refer to both the trust and the company and its subsidiaries together. The company owns the businesses located in the United States through a Delaware corporation, Macquarie Infrastructure Company Inc., or MIC Inc., and those located outside of the United States through Delaware limited liability companies. Macquarie Infrastructure Management (USA) Inc., the company that we refer to as our Manager, is part of the Macquarie Group of companies. References to the Macquarie Group include Macquarie Bank Limited and its subsidiaries and affiliates worldwide.
General
     The trust and the company were each formed on April 13, 2004. On December 21, 2004, we completed our initial public offering and concurrent private placement of shares of trust stock representing beneficial interests in the trust. Each share of trust stock corresponds to one LLC interest of the company. We used the majority of the proceeds of the offering and private placement to acquire our initial businesses and investments and to pay related expenses.
     We own, operate and hold investments in a diversified group of infrastructure businesses primarily in the United States. Traditionally, infrastructure businesses have been owned by governments or private investors or have formed part of vertically integrated companies. By owning shares of our trust stock, investors have an opportunity to participate directly in the ownership of these businesses.
     Our new businesses, all of which we acquired in the last six months, consist of:
•	The Gas Company, or TGC, a gas production and distribution business in Hawaii;

•	a 50% ownership interest in IMTT Holdings, the owner/operator of a bulk liquid storage terminal business, International-Matex Tank Terminals, or IMTT; and

•	Trajen Holdings, which owns and operates 23 fixed base operations, or FBOs, that are being integrated into our existing airport services business, Atlantic Aviation.
     Our existing businesses consist of:
•	Atlantic Aviation, an airport services business that operates 19 FBOs in the United States;

•	Macquarie Parking, an off-airport parking business; and

•	a district energy business, conducted through Thermal Chicago and Northwind Aladdin.
In August 2006, we disposed of our investment in Macquarie Communications Infrastructure Group, or MCG, and in October 2006, we disposed of our 17.5% interest in the holding company that owns South East Water, or SEW, a regulated water utility in southeastern England. Additionally, in August 2006, we entered into an agreement to dispose of our interest in the holding company that owns 50% of the company that operates Yorkshire Link, or YLL, a 19-mile toll road south of Leeds in England. In September 2006, our 50% partner in this holding company exercised their pre-emptive rights over our interest. We expect this transaction to close by the end of February 2007.
Our Manager
     We have entered into a management services agreement with our Manager. Our Manager is responsible for our day-to-day operations and affairs and oversees the management teams of our operating businesses. Neither the trust nor the company has or will have any employees. Our Manager has the right to assign, or second, to the company, on a permanent and wholly dedicated basis, employees to assume the offices of chief executive officer and chief financial officer and makes other personnel available as required. The services performed for the company are provided at our Manager’s expense, including the compensation of our seconded officers.
     We pay our Manager a management fee based primarily on our market capitalization. In addition, to incentivize our Manager to maximize shareholder returns, we may pay performance fees based on criteria set forth in the management services agreement. Our Manager can earn a performance fee equal to 20% of the outperformance, if any, of quarterly total returns to our shareholders above a weighted average of two benchmark indices, a U.S. utilities index and a European utilities index, weighted in proportion to our U.S. and non-U.S. equity investments. To be eligible for the performance fee, our Manager must deliver total shareholder returns for the quarter that are positive. Any underperformance from prior periods is carried over to subsequent periods and must be exceeded in such subsequent period for our Manager to be eligible for the performance fee.
     Our Manager is a member of the Macquarie Group, which, together with its subsidiaries and affiliates worldwide, provides specialist investment, advisory, trading and financial services in select markets around the world. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in advising on the acquisition, financing and development of infrastructure assets and the management of infrastructure investment vehicles on behalf of third-party investors.
     We believe that the Macquarie Group’s demonstrated expertise and experience in the management, acquisition and funding of infrastructure businesses provide us with a significant advantage in pursuing our strategy. Our Manager is part of the Macquarie Group’s IB Funds division, or IBF, which as of June 30, 2006 managed approximately $27 billion of equity on behalf of retail and institutional investors. Currently, the division manages a global portfolio of 99 assets across 24 countries, the majority of which are held through its listed and unlisted funds and vehicles. These businesses include toll roads, airports and airport-related infrastructure, communications, media, electric and gas distribution networks, water utilities, aged care, rail, tank storage and ferry assets. The IBF division has been operating since 1996 and currently has over 480 staff internationally, with more than 50 executives based in the United States and Canada.
     We expect that the Macquarie Group’s infrastructure advisory division, with over 400 executives internationally, including more than 90 executives in North America, is an important source of acquisition opportunities and advice for us. During 2005, the Macquarie Group globally advised on infrastructure transactions valued at more than $32 billion. The Macquarie Group’s infrastructure advisory division is separate from the IBF division. Historically, the Macquarie Group’s advisory group has presented the various infrastructure investment vehicles in IBF with a significant number of high quality infrastructure acquisition opportunities.
     Although it has no contractual obligation to do so, we expect that Macquarie’s infrastructure advisory division will continue to present our Manager with similar opportunities. Under the terms of the management services agreement, our Manager is obliged to present to us, on a priority basis, acquisition opportunities in the United States that are consistent with our strategy, as discussed below, and the Macquarie Group is our preferred financial adviser.
     We also believe that our relationship with the Macquarie Group enables us to take advantage of its expertise and experience in debt financing for infrastructure assets. As the typically strong, stable cash flows of infrastructure assets are usually able to support high levels of debt relative to equity, we believe that the ability of our Manager and the Macquarie Group to source and structure low-cost project and other debt financing provides us with a significant advantage when acquiring assets. We believe that relatively lower costs will help us to maximize returns to shareholders from those assets.
Principal Executive Offices
     Our principal executive offices are located at 125 West 55th Street, New York, NY 10019. Our telephone number at that location is (212) 231-1000. You may also obtain additional information about us from our website, www.macquarie.com/mic. Information on our website is not a part of this prospectus.

SELLING STOCKHOLDER
     We may register shares of trust stock covered by this prospectus for re-offers and resales by our Manager. Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add secondary sales of the shares by our Manager by filing a prospectus supplement or term sheet with the SEC. We may register these shares to permit our Manager to resell its shares when it deems appropriate. Our Manager may resell all, a portion or none of its shares at any time and from time to time. Our Manager may also sell, transfer or otherwise dispose of some or all of its shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts our Manager may offer shares for sale under this prospectus and any prospectus supplement or term sheet. We will pay all expenses incurred with respect to the registration of the shares owned by our Manager, other than underwriting fees, discounts or commissions, which will be borne by our Manager. We will provide you with a prospectus supplement or term sheet naming our Manager, the amount of shares to be registered and sold and any other terms of the shares being sold by our Manager.
Material Relationships with the Selling Stockholders
     The following discussion contains summary information regarding our relationship with our Manager. For a more complete discussion of our relationship with and related party transactions involving various members of the Macquarie Group, please see the section entitled “Certain Relationships and Related Party Transactions” in our revised definitive Proxy Statement, dated April 19, 2006, and our quarterly and current reports which are incorporated by reference into this prospectus.
     Our Manager’s Relationship with the Macquarie Group
     Our Manager is an indirect wholly owned subsidiary of Macquarie Bank Limited.
     Contractual Arrangements
     At the closing of our initial public offering, we entered into a management services agreement with our Manager, providing for its management of our day-to-day operations and affairs and oversight of the management teams of our operating businesses. See “Our Manager—Management Services Agreement” for a further discussion of the terms of this agreement.
     Our Manager acquired 2,000,000 shares of trust stock from the company concurrently with the closing of our initial public offering with an aggregate purchase price of $50 million, at a purchase price per share equal to the initial public offering price of $25. Pursuant to the terms of the management services agreement, our Manager may sell up to 65% of these shares at any time and may sell the balance at any time from and after December 21, 2007. In addition, our Manager may elect, and has in the past elected, to reinvest all or any portion of its management fees in shares of trust stock at a price based on calculations set forth in the management services agreement.
     We entered into a registration rights agreement with our Manager under which we agreed to register (i) 30% of the shares in our Manager’s initial investment, as well as any shares purchased by our Manager upon reinvestment of any of its management fees, at any time upon reasonable request, (ii) a further 35% of the shares in our Manager’s initial investment as soon as reasonably possible following December 21, 2005 and (iii) the balance of the shares in our Manager’s initial investment as soon as reasonably possible following December 21, 2007. In addition, our Manager may also require us to include its shares in future registration statements that we file, subject to cutback at the option of the underwriters of any such offering.

RISK FACTORS
     An investment in the shares involves a number of risks. For a discussion of risks related to our business, please see Part I, Item 1A “Risk Factors” of our amended Annual Report on Form 10-K/A for the year ended December 31, 2005, filed with the SEC on October 16, 2006, and Part II, Item 1A “Risk Factors” of our amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006, all of which are incorporated in this prospectus by reference. You should carefully read and consider the risks described below and elsewhere in this prospectus, as well as those described in the documents we incorporate by reference, before investing in our shares.
Risks Related to Ownership of Our Trust Stock
Future sales of shares may affect the market price of our shares.
     We cannot predict what effect, if any, future sales of our shares, or the availability of shares for future sale, will have on the market price of our shares. Sales of substantial amounts of our shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our shares and may make it more difficult for you to sell your shares at a time and price which you deem appropriate.
The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.
     The market price of our shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include the following:
•	price and volume fluctuations in the stock markets generally;

•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;

•	fluctuations in interest rates;

•	fluctuations in our earnings caused by marking to market on a quarterly basis our derivative instruments;

•	changes in our earnings or variations in operating results;

•	any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

•	changes in regulatory policies or tax law;

•	operating performance of companies comparable to us;

•	general economic trends and other external factors; and

•	loss of a major funding source.
Certain provisions of the management services agreement, the second amended and restated operating agreement of the company, the second amended and restated trust agreement and other agreements make it difficult for third parties to acquire control of the trust and the company and could deprive you of the opportunity to obtain a takeover premium for your shares.
     Under the terms of the management services agreement, our Manager must significantly underperform in order for the management services agreement to be terminated. The company’s board of directors cannot remove our Manager unless:

•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of the outstanding trust stock (excluding any shares of trust stock owned by our Manager or any affiliate of the Manager) vote to remove our Manager;

•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement, or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.
     Our Manager’s performance will be measured by the market performance of our shares relative to a weighted average of two benchmark utilities indices, a U.S. utilities index and a European utilities index, weighted in proportion to our U.S. and non-U.S. equity investments. As a result, even if the absolute market performance of our shares does not meet expectations, the company’s board of directors cannot remove our Manager unless the market performance of our shares also significantly underperforms the benchmark. If we were unable to remove our Manager in circumstances where the absolute market performance of our shares does not meet expectations, the market price of our shares could be negatively affected.
     In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that, in circumstances where the trust stock ceases to be listed on a recognized U.S. exchange or on the Nasdaq National Market as a result of the acquisition of trust stock by third parties in an amount that results in the trust stock ceasing to meet the distribution and trading criteria on such exchange or market, the Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on the Manager’s exercise of its rights to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control of the company that may favor our shareholders. Furthermore, where our Manager elects not to resign subsequent to a delisting and unless otherwise approved in writing by our Manager, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our company. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with the shareholders of the trust, the company or their respective affiliates without the prior written approval of the Manager. These provisions could also delay or prevent a change in control of the company that may favor our shareholders.
     The second amended and restated operating agreement of the company, which we refer to as the LLC agreement, and the second amended and restated trust agreement, which we refer to as the trust agreement, contain a number of provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, control of the trust and the company. These provisions include:
•	restrictions on the company’s ability to enter into certain transactions with our major shareholders, with the exception of our Manager, modeled on the limitation contained in Section 203 of the Delaware General Corporation Law;

•	allowing only the company’s board of directors to fill vacancies, including newly created directorships, and requiring that directors may be removed only for cause and by a shareholder vote of 66 2/3%;

•	requiring that only the company’s chairman or board of directors may call a special meeting of our shareholders;

•	prohibiting shareholders from taking any action by written consent;

•	establishing advance notice requirements for nominations of candidates for election to the company’s board of directors or for proposing matters that can be acted upon by our shareholders at a shareholders’ meeting;

•	having a substantial number of additional shares of authorized but unissued trust stock;

•	providing the company’s board of directors with broad authority to amend the LLC agreement and the trust agreement; and

•	requiring that any person who is the beneficial owner of ten percent or more of our shares to make a number of representations to the City of Chicago in its standard form of Economic Disclosure Statement, or EDS.
     In addition, most of the contracts governing our debt arrangements contain change of control provisions that would require repayment or cause a default in the event our Manager or another member of the Macquarie Group ceases to manage the company.
Risks Related to Taxation
Shareholders may be subject to taxation on their share of our taxable income, whether or not they receive cash distributions from us.
     Shareholders may be subject to U.S. federal income taxation and, in some cases, state, local, and foreign income taxation on their share of our taxable income, whether or not they receive cash distributions from us. Shareholders may not receive cash distributions equal to their share of our taxable income or even the tax liability that results from that income. In addition, if we invest in the stock of a controlled foreign corporation (or if one of the corporations in which we invest becomes a controlled foreign corporation, an event which we cannot control), we may recognize taxable income, which shareholders will be required to take into account in determining their taxable income, without a corresponding receipt of cash to distribute to them.
If the company fails to satisfy the “qualifying income” exception, all of its income, including income derived from its non-U.S. assets, will be subject to an entity-level tax in the United States, which could result in a material reduction in our shareholders’ cash flow and after-tax return and thus could result in a substantial reduction in the value of the shares.
     A publicly traded partnership will not be characterized as a corporation for U.S. federal income tax purposes so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code. We refer to this exception as the qualifying income exception. The company has concluded that it is classified as a partnership for U.S. federal income tax purposes. This conclusion is based upon the fact that: (a) the company has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (b) for each taxable year, the company expects that more than 90% of its gross income is and will be income that constitutes qualifying income within the meaning of Section 7704(d) of the Code. Qualifying income includes dividends, interest and capital gains from the sale or other disposition of stocks and bonds. If the company fails to satisfy the “qualifying income” exception described above, items of income and deduction would not pass through to shareholders and shareholders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. In such case, the company would be required to pay income tax at regular corporate rates on all of its income, including income derived from its non-U.S. assets. In addition, the company would likely be liable for state and local income and/or franchise taxes on all of such income. Distributions to shareholders would constitute ordinary dividend income taxable to such shareholders to the extent of the company’s earnings and profits, and the payment of these dividends would not be deductible by the company. Taxation of the company as a corporation could result in a material reduction in our shareholders’ cash flow and after-tax return and thus could result in a substantial reduction of the value of the shares.

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.
     Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

USE OF PROCEEDS
     Unless indicated otherwise in the applicable prospectus supplement or term sheet, we expect to use the net proceeds from our sale of shares of trust stock under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Unless otherwise set forth in the applicable prospectus supplement or term sheet, we will not receive any proceeds from the sale of shares by our Manager. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement or term sheet relating to such offering.

OUR MANAGER
Management Services Agreement
     The company and its managed subsidiaries appointed Macquarie Infrastructure Management (USA) Inc. as Manager pursuant to the terms of a management services agreement. Under the management services agreement, the company’s direct, wholly owned subsidiaries are referred to as managed subsidiaries. The material elements of the management services agreement are summarized below. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the management services agreement, which is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on December 27, 2004, as amended by amendment no. 1 to the agreement filed as an exhibit to our amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006.
     Duties of Our Manager
     The management services agreement defines our Manager’s duties and responsibilities. Subject to the oversight and supervision of the company’s board of directors, our Manager manages the company’s and the managed subsidiaries’ day-to-day business and affairs. Neither the trust nor the company has any employees. Our Manager has the right to second to the company, on a permanent and wholly dedicated basis, our chief executive officer and chief financial officer. The company’s board of directors elects the seconded chief executive officer and chief financial officer as officers of the company in accordance with the terms of the LLC agreement as amended from time to time, and the operating objectives, policies and restrictions of the company in existence from time to time.
     Our Manager agreed to perform the following duties:
•	cause the carrying out of all of the company’s day-to-day management, secretarial, accounting, administrative, liaison, representative, regulatory and reporting functions and obligations and those of its managed subsidiaries and any such obligations of the company with respect to the trust;

•	maintain the company’s and managed subsidiaries’ books and records consistent with industry standards and in compliance with the rules and regulations promulgated under the Securities Act and the Exchange Act and with GAAP;

•	identify, evaluate and recommend, through the company’s officers, acquisitions or investment opportunities from time to time; and, if the company’s board of directors approves any acquisition or investment, negotiate and manage such acquisitions or investments on the company’s behalf; and thereafter manage those acquisitions or investments, as a part of the company’s business under the management services agreement, on behalf of the company and any relevant managed subsidiary. To the extent acquisition or investment opportunities covered by the priority protocol described below are offered to our Manager or to entities that are managed by subsidiaries of Macquarie Bank Limited within the IB Funds division (or any such successor thereto) of the Macquarie Group, our Manager will offer any such acquisition or investment opportunities to the company in accordance with the priority protocol described below unless our chief executive officer notifies our Manager in writing that the acquisition or investment opportunity does not meet the company’s acquisition criteria, as determined by the company’s board of directors from time to time. The company acknowledges and agrees that (i) no Manager affiliate has any obligation to offer any acquisition or investment opportunities covered by the priority protocol described below to our Manager or to the IB Funds division of the Macquarie Group, (ii) any Manager affiliate is permitted to establish further investment vehicles that will seek to invest in infrastructure businesses in the United States, provided that the then-existing rights of the company and the managed subsidiaries pursuant to the management services agreement are preserved, and (iii) in the event that an acquisition or investment opportunity is offered to the company by our Manager and the company determines that it does not wish to pursue the acquisition or investment opportunity in full, any portion of the opportunity which the company does not wish to pursue may be offered to any other person, including a new investment vehicle or any other investment vehicle managed by the Macquarie Group, in the sole discretion of our Manager or any Manager affiliate;

•	attend to all matters necessary to ensure the professional management of any business controlled by the company;

•	identify, evaluate and recommend the sale of all or any part of the business that the company owns from time to time in accordance with the company’s criteria and policies then in effect and, if such proposed sale is approved by the company’s board of directors and the board of directors of any relevant managed subsidiary, negotiate and manage the execution of the sale on the company’s behalf and on behalf of any relevant managed subsidiary;

•	recommend and, if approved by the company’s board of directors, use its reasonable efforts to procure the raising of funds whether by way of debt, equity or otherwise, including the preparation, review, distribution and promotion of any prospectus or offering memorandum in respect thereof, but without any obligation to provide such funds;

•	recommend changes to the company’s LLC agreement and the management services agreement to the company’s board of directors;

•	recommend capital reductions, including repurchases of LLC interests of the company and the corresponding shares of trust stock, to the company’s board of directors;

•	recommend to the company’s board of directors and, as applicable, the boards of directors of the managed subsidiaries the appointment, hiring and dismissal (including all material terms related thereto) of officers, staff and consultants to the company, its managed subsidiaries and any of their subsidiaries, as the case may be;

•	cause the carrying out of maintenance to, or development of, any part of the business or any asset of the company or any managed subsidiary approved by the company’s board of directors;

•	when appropriate, recommend to the company’s board of directors nominees of the company as directors of the managed subsidiaries and any of their subsidiaries or companies in which the company, its managed subsidiaries or any of their subsidiaries has made an investment;

•	recommend to the company’s board of directors the payment of dividends and interim dividends to its members;

•	prepare all necessary budgets for the company for submission to the company’s board of directors for approval;

•	make recommendations to the boards of directors of the company and its managed subsidiaries for the appointment of auditors, accountants, legal counsel and other accounting, financial or legal advisers and technical, commercial, marketing or other independent experts;

•	make recommendations with respect to the exercise of the voting rights to which the company or any managed subsidiary is entitled in respect of its investments;

•	recommend and, subject to approval of the company’s board of directors, provide or procure all necessary technical, business management and other resources for the company’s subsidiaries, including the managed subsidiaries, and any other entities in which the company has made an investment;

•	do all things necessary on its part to enable the company’s and, as applicable, each managed subsidiary’s compliance with:
•	the requirements of applicable law, including the rules and regulations promulgated under the Securities Act or the Exchange Act or the rules, regulations or procedures of any foreign, federal, state or local governmental, judicial, regulatory or administrative authority, agency or commission; and

•	any contractual obligations by which the company or any of its managed subsidiaries is bound;
•	prepare and, subject to approval of the company’s board of directors, arrange to be filed on the company’s behalf with the SEC, any other applicable regulatory body, the NYSE or any other applicable stock exchange or automated quotation system, in a timely manner, all annual, quarterly, current and other reports the company is required to file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

•	attend to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up of the company or any of its managed subsidiaries subject to approval by the relevant board of directors of the company or any such managed subsidiary;

•	attend to the timely calculation and payment of taxes and the filing of all tax returns by the company and each of its subsidiaries;

•	attend to the opening, closing, operation and management of all company and managed subsidiary bank accounts and accounts held with other financial institutions, including making any deposits and withdrawals reasonably necessary for the management of the company’s and the managed subsidiaries’ day-to-day operations;

•	cause the consolidated financial statements of the company and its subsidiaries for each fiscal year to be prepared and quarterly interim financial statements to be prepared in accordance with applicable accounting principles for review and audit as required by law;

•	recommend the arrangements for the holding and safe custody of the company’s property, including the appointment of custodians or nominees;

•	manage litigation in which the company or any managed subsidiary is sued or commence litigation after consulting with, and subject to the approval of, the board of directors of the company or such managed subsidiary;

•	carry out valuations of any of the company’s assets or the assets of any of its subsidiaries or arrange for such valuation to occur as and when our Manager deems necessary or desirable in connection with the performance of its obligations under the management services agreement, or as otherwise approved by the company’s board of directors;

•	make recommendations in relation to and effect the entry into insurance of the company’s assets, or the assets of any of its managed subsidiaries and their subsidiaries, together with other insurances against other risks, including directors and officers insurance, as our Manager and the board of directors of the company or any managed subsidiary, as applicable, may from time to time agree; and

•	provide all such other services as may from time to time be agreed upon with the company, including any and all accounting and investor relations services (such as the preparation and organization of communications with shareholders and shareholders meetings) and all other duties reasonably related to day-to-day operations of the company and its managed subsidiaries.

     In addition, our Manager must:
•	maintain professional indemnity insurance and fraud and other insurance and maintain such coverage as is reasonable having regard to the nature and extent of its obligations under the management services agreement;

•	exercise all due care, loyalty, skill and diligence in carrying out its duties under the management services agreement as required by applicable law;

•	provide the company’s board of directors and/or the compensation committee with all information in relation to the performance of our Manager’s obligations under the management services agreement as the company’s board of directors and/or the compensation committee may request;

•	promptly deposit all amounts payable to the company or the managed subsidiaries, as the case may be, to a bank account held in the company’s name, or in the name of a managed subsidiary, as applicable;

•	ensure that all of the company’s property and that of the managed subsidiaries is clearly identified as such, held separately from property of our Manager and, where applicable, in safe custody;

•	ensure that all of the company’s property and that of the managed subsidiaries (other than money to be deposited to any company or managed subsidiary bank account, as the case may be) is transferred to or otherwise held in the company’s name or in the name of a managed subsidiary, as the case may be, or any nominee or custodian appointed by the company or a managed subsidiary, as the case may be;

•	prepare detailed papers and agendas for scheduled meetings of the board of directors (and all committees thereof) of the company and the managed subsidiaries that, where applicable, contain such information as is reasonably available to our Manager to enable the boards of directors (and any such committees) to base their opinion; and

•	in conjunction with the papers referred to in the bullet point above, prepare or cause to be prepared reports to be considered by the board of directors of the company or the managed subsidiaries (or any applicable committee thereof) in accordance with the company’s internal policies and procedures (1) on any acquisition, investment or sale of any part of the business proposed for consideration by any such board of directors or committee, (2) on the management of the business and (3) otherwise in respect of the performance of our Manager’s obligations under the management services agreement, in each case that the company may require and in such form that the company and our Manager agree upon or as otherwise reasonably requested by any such board of directors (or any applicable committee thereof).
     In connection with the performance of its obligations under the management services agreement, our Manager is required to obtain approval of the company’s and any relevant managed subsidiary’s board of directors, in each case in accordance with the company’s internal policy regarding action requiring board approval or as otherwise determined by any such board of directors (or any applicable committee thereof) or the company’s officers.
     Board Appointee
     Pursuant to the terms of the management services agreement and the LLC agreement, for so long as our Manager or any affiliate of our Manager holds shares of trust stock with an aggregate value of no less than $5 million, based on the per share price of the shares sold in our initial public offering (as adjusted to reflect any subsequent stock splits or similar recapitalizations), our Manager has the right to appoint one director to the company’s board of directors and an alternate for such appointee, and such director, or alternate, if applicable, will serve as the chairman of the board of directors. Our Manager’s appointees on the company’s board of directors are not required to stand for election by our shareholders.

     Our Manager’s appointees do not receive any compensation (other than out-of-pocket expenses) and do not have any special voting rights. The appointees of our Manager shall not participate in discussions regarding, or vote on, any related party transaction in which any affiliate of our Manager has an interest. The audit committee of the board of directors is responsible for approving all related party transactions.
     Secondment of Our Chief Executive Officer and Chief Financial Officer
     Under the management services agreement, our Manager has the right to second to us our chief executive officer and chief financial officer on a permanent and wholly dedicated basis. The company’s board of directors elects the seconded chief executive officer and chief financial officer as officers of the company in accordance with the terms of the LLC agreement. Our Manager and the company’s board of directors agree from time to time to second to the company one or more additional individuals to serve as officers or otherwise of the company. All seconded persons remain employees of, and are remunerated by, our Manager or an affiliate of our Manager. Our Manager also provides on a non-seconded basis and at its own cost other personnel as required to meet its obligations under the management services agreement.
     Our Manager or an affiliate of our Manager determines and pays the compensation of the chief executive officer and chief financial officer with input from the company’s board of directors. In establishing the remuneration for the chief executive officer and chief financial officer, our Manager or an affiliate of our Manager will take into account the following considerations: the standard remuneration guidelines as adopted by our Manager or an affiliate of our Manager from time to time; assessment by our Manager or an affiliate of our Manager of the respective individual’s performance, our Manager’s performance and the company’s and its subsidiaries’ performance, financial or otherwise; and assessment by the company’s board of directors of the respective individual’s performance and the performance of our Manager.
     After consultation with our Manager, the company’s board of directors may at any time request that our Manager replace any individual seconded to the company, and our Manager will, as promptly as practicable, replace such individual.
     The company provides any individuals seconded to the company with adequate indemnities and maintains directors and officers insurance in support of the indemnities. Our Manager is required to reduce our management fees by the amount of any fees that any individual seconded to the company or any staff member or employee of our Manager or its affiliates receives as compensation for serving as a director on the boards of directors of the company, any of the company’s subsidiaries or any company in which the company or its subsidiaries has made an investment.
     Expenses of the Company
     The company and the managed subsidiaries have agreed jointly and severally to pay, or indemnify and reimburse if incurred by our Manager on the company’s behalf, all costs incurred by our Manager in relation to the proper performance of our Manager’s powers and duties under the management services agreement or in relation to the administration or management of the company, which include, but are not limited to, costs incurred with respect to:
•	the performance by our Manager of its obligations under the management services agreement;

•	all fees required to be paid to the SEC;

•	the acquisition, disposition, insurance, custody and any other transaction in connection with assets of the company or any managed subsidiary and any proposed acquisition, disposition or other transaction in connection with an investment, provided that no reimbursement will be made except for costs that have been authorized by the company and the relevant managed subsidiary;

•	the administration or management of the company, the managed subsidiaries and the business;

•	financing arrangements on behalf of the company or any managed subsidiary or guarantees in connection with the company or any managed subsidiary, including hedging costs;

•	stock exchange listing fees;

•	underwriting of any offer and sale of trust stock, including underwriting fees, handling fees, costs and expenses, amounts payable under indemnification or reimbursement provisions in the underwriting agreement and any amounts becoming payable in respect of any breach (other than for negligence, fraud or breach of duty) by our Manager of its obligations, representations or warranties (if any) under any such underwriting agreement;

•	convening and holding meetings of holders of trust stock, members or shareholders, as the case may be;

•	taxes incurred by our Manager on behalf of the company or any subsidiary (including any amount charged by a supplier of goods or services or both to our Manager by way of or as a reimbursement for value added taxes) and financial institution fees;

•	engagement of agents, valuers, contractors and advisers, whether or not associates of our Manager;

•	engagement of accountants for the preparation and/or audit of financial information, financial statements and tax returns of the company and the managed subsidiaries;

•	termination of the management services agreement and the retirement or removal of our Manager and the appointment of a replacement;

•	any court proceedings, arbitration or other dispute concerning the company or any of the managed subsidiaries, including proceedings against our Manager, except to the extent that our Manager is found by a court to have acted with gross negligence, willful misconduct, bad faith or reckless disregard of its duties or engaged in fraudulent or dishonest acts;

•	advertising, investor relations and promotion of the company; and

•	complying with any other applicable law or regulation.
     Termination of Management Services Agreement
     The company’s board of directors may terminate the management services agreement and our Manager’s appointment only if:
•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of trust stock (excluding any shares of trust stock owned by our Manager or any Manager affiliate) vote to remove our Manager (see example of quarterly performance test calculation below); or

•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice; or

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.
     The management services agreement permits our Manager to resign and terminate the management services agreement at any time with 90 days’ written notice to the company, and this right is not contingent upon our finding a replacement. Australian banking regulations that govern the operations of Macquarie Bank Limited and all of its subsidiaries, including our Manager, require that subsidiaries of Australian banks providing management services have these resignation rights. If our Manager resigns, it is under no obligation to find a replacement before resigning. However, if our Manager resigns, until the date on which the resignation becomes effective, it will, upon request of the company’s board of directors, use reasonable efforts to assist the company’s board of directors to find replacement management.
     If at any time the trust stock ceases to be listed on a recognized U.S. exchange or on the Nasdaq National Market as a result of the acquisition of trust stock by third parties in an amount that results in the trust stock ceasing to meet the distribution and trading criteria of such exchange or market, then:
(i) unless otherwise approved in writing by our Manager:
     (A) any proceeds from the sale, lease or exchange of the assets of the company or any of its subsidiaries, subsequent to the delisting of the trust stock, in one or more transactions, which in aggregate exceed 15% of the value of the trust (as calculated by multiplying the price per share of trust stock stated in clause (i) of the definition of “Termination Fee” below by the aggregate number of shares of trust stock issued and outstanding, other than treasury shares, on the date the trust stock ceases to be listed), shall be reinvested in new assets of the company (other than cash or cash equivalents) within six months of the date on which the aggregate proceeds from such transaction or transactions exceed 15% of the value of the trust;
     (B) neither the company nor any of its subsidiaries shall incur any new indebtedness or engage in any transactions with the shareholders of the trust, the company or affiliates of shareholders of the trust or the company; and
     (C) the Macquarie Group shall no longer have any obligation to provide investment opportunities to the company pursuant to the priority protocol described below;
     (ii) our Manager shall as soon as practicable provide a proposal for an alternate method to calculate fees to act as Manager on substantially similar terms as set forth in the management services agreement to the company’s board of directors for approval, which approval shall not be unreasonably withheld or delayed; or
     (iii) our Manager may elect to resign and terminate the management services agreement upon 30 days’ written notice to the company and be paid the Termination Fee within 45 days of such notice.
     Where:
     “Termination Fee” means the amount calculated as follows: the sum of (i) all accrued and unpaid base management fees and performance fees for the period from the previous applicable fiscal quarter end date to the date our trust stock ceased to be listed, using the volume weighted average price per share of trust stock, paid by an acquiror in the transaction or series of transactions that led to the delisting of the trust stock to calculate such fees, plus (ii) (a) if the price per share of trust stock stated in (i) above multiplied by the aggregate number of shares of trust stock issued and outstanding, other than treasury shares, on the date the trust stock ceased to be listed is less than or equal to $500 million, 10% of such value, or (b) if the price per share of trust stock stated in (i) above multiplied by the aggregate number of shares of trust stock issued and outstanding, other than treasury shares, on the date the trust stock ceased to be listed is greater than $500 million, $50 million plus 1.5% of such value in excess of $500 million.

     Upon the resignation of our Manager and the termination of the management services agreement, or within 30 days of a delisting of our shares of trust stock, unless otherwise approved in writing by our Manager, the trust, the company and its subsidiaries will cease using the Macquarie brand entirely, including changing their names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by the company, the trust, the company and its subsidiaries will cease using the Macquarie brand within 30 days of termination.
     Set out below is an example of the quarterly calculation of Manager performance that will be performed pursuant to the terms of the management services agreement. The results of the calculations are rounded for use in the example below; however, no rounding is applied under the terms of the management services agreement.
Manager Performance Test Example
Assumptions

B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.00
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.10
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	75%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.02
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.06
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	25%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.00
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.04
(1) Calculation of performance test return for the period
     Performance test return for the period
= (C1 – B1)/B1
= (1.1 – 1)/1
= 10%
     This is the total return on the shares of trust stock for the fiscal quarter.
(2) Calculation of performance test benchmark return for the period
     Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period
= J1 X (L1– K1)/K1
= 75% X (1.06 – 1.02)/1.02
= 2.94%
= Y1
     Weighted average percentage change in MSCI Europe Utilities Index over the period
= N1 X (Q1 – P1)/P1
= 25% X (1.04 – 1)/1

= 1%
= Z1
     Performance test benchmark return for the period
= Y1 + Z1
= 2.94% + 1%
= 3.94%
     This is the total return on the benchmark for the fiscal quarter against which our Manager’s performance is assessed.
     For our Manager to fail the performance test for the fiscal quarter, the performance test return for the period must be less than:
(A) 3.94% – 2.5%
= 1.44%
     and
(B) 70% of 3.94%
= 2.76%
     As the performance test return is greater than (A) (the performance test benchmark return minus 2.5% in absolute terms) and (B) (the performance test benchmark return minus 30% in relative terms), our Manager passed the test for the fiscal quarter in the example above. Subject to a shareholder vote, we can remove our Manager if it fails to pass the performance test illustrated above in 16 out of 20 consecutive fiscal quarters.
     Our Manager’s Investment and Registration Rights
     Concurrently with the closing of our initial public offering on December 21, 2004, our Manager acquired 2,000,000 shares of trust stock with an aggregate purchase price of $50 million, at a purchase price per share equal to the initial public offering price, which we refer to as the initial investment. Pursuant to the terms of the management services agreement, our Manager may sell up to 65% of these shares at any time and may sell the balance at any time from and after December 21, 2007, the third anniversary of the closing of our initial public offering.
     On December 21, 2004, in connection with the closing of our initial public offering, we entered into a registration rights agreement with our Manager under which we agreed to register (i) 30% of the shares in our Manager’s initial investment, as well as any shares purchased by our Manager upon reinvestment of any of its management fees, at any time upon reasonable request, (ii) a further 35% of the shares in our Manager’s initial investment as soon as reasonably possible following December 21, 2005 and (iii) the balance of the shares in our Manager’s initial investment as soon as reasonably possible following December 21, 2007. In addition, our Manager may also require us to include its shares in future registration statements that we file, subject to cutback at the option of the underwriters of any such offering. Shares sold pursuant to any of these registration statements will be freely tradable in the public market without restriction.
     Acquisition Opportunities
     Our Manager has exclusive responsibility for reviewing and making recommendations to the company’s board of directors with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, the company’s board of directors must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition.

     Our Manager and its affiliates will refer to the company’s board of directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available by any source to the IB Funds division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by the company’s board of directors.
     U.S. Acquisition Priorities
     The company has first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the IB Funds division in each of the following infrastructure acquisition opportunities that are within the United States:

Sector
Airport fixed base operations
District energy
Airport parking
Regulated Assets (including, but not limited to, electricity and gas transmission and distribution and water services)

User pays assets, contracted assets, and regulated assets (as defined below) that represent an investment of greater than AUD 40 million, subject to the following qualifications:

Roads	The company has second priority after Macquarie Infrastructure Group, any successor thereto or spin-off managed entity thereof or any one managed entity, or a MIG Transferee, to which Macquarie Infrastructure Group has transferred a substantial interest in its U.S. Assets; provided that, in the case of such MIG Transferee, both Macquarie Infrastructure Group and such entity are co-investing in the proposed investment.

Airport ownership	The company has second priority after Macquarie Airports (consisting of Macquarie Airports Group (MAG) and Macquarie Airports (MAp)), any successor thereto or spin-off managed entity thereof or any one managed entity, or a MAp Transferee, to which Macquarie Airports has transferred a substantial interest in its U.S. Assets; provided that, in the case of such MAp Transferee, both Macquarie Airports and such entity are co-investing in the proposed investment.

Communications	The company has second priority after Macquarie Communications Infrastructure Group, any successor thereto or spin-off managed entity thereof or any one managed entity, or a MCG Transferee, to which Macquarie Communications Infrastructure Group has transferred a substantial interest in its U.S. Assets; provided that, in the case of such MCG Transferee, both Macquarie Communications Infrastructure Group and such entity are co-investing in the proposed investment.

Regulated assets (including, but not limited to, electricity and gas transmission and distribution and water services):	The company has second priority after Macquarie Essential Assets Partnership (MEAP) until such time as MEAP has invested a further CAD 45 million in the United States. Thereafter, the company will have first priority.
     User pays assets means businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.
     Contracted assets means businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.
     Regulated assets means businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.
     The company has first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to the company and not to any other entity managed by our Manager or any Manager affiliate within the IB Funds division of the Macquarie Group.
     Fees
     The company and the managed subsidiaries will compensate our Manager for managing our operations through base management fees and performance fees, which are described below.
     The company and the managed subsidiaries will pay our Manager a base management fee each fiscal quarter for services provided in the amount of (i) 0.375% per fiscal quarter of net investment value up to $500 million, (ii) $1.875 million per fiscal quarter plus 0.3125% per fiscal quarter of net investment value over $500 million and up to $1.5 billion, or (iii) $5 million per fiscal quarter plus 0.25% per fiscal quarter of net investment value over $1.5 billion, in each case adjusted on a pro rata basis if the fiscal quarter in respect of which the calculation is made is the fiscal quarter commencing on the date of the closing of this offering, less:
     (A) the amount of any fees paid by the company or any of its subsidiaries during the fiscal quarter to any individuals seconded to the company or to any officer, director, staff member or employee of our Manager or its affiliates, received as compensation for serving as a director on the boards of directors of the company, any of the company’s subsidiaries or any company in which the company or its subsidiaries has invested, excluding amounts paid as reimbursement for expenses, in each case to the extent such fees are not subsequently paid to the company or any of its subsidiaries; less
     (B) the amount of any management fees other than performance-based management fees payable to our Manager or its affiliates for that fiscal quarter (adjusted, to the extent required, on a pro rata basis if the fiscal quarter in respect of which the calculation is made is the fiscal quarter commencing on the date of the closing of this offering) in relation to its management of an investment vehicle in which the company has invested (calculated in U.S. dollars using the applicable exchange rate on the last business day of such fiscal quarter) multiplied by the company’s percentage ownership in the investment vehicle on the last business day of the fiscal quarter; provided that, to the extent that such management fee accrues over a period in excess of any fiscal quarter, such management fee for any fiscal quarter will be estimated by our Manager and will be adjusted to actual in the fiscal quarter such fee becomes available; and less

     (C) all base management fees previously earned in any fiscal quarter in relation to any future investment if it is determined conclusively during the relevant fiscal quarter that such future investment will not be completed.
     For purposes of calculating the base management fees under the management services agreement, net investment value is calculated as follows:
•	the volume-weighted average market capitalization of the trust over the last 15 trading days of the quarter, or for the period beginning on the closing date of this offering, such fewer number of trading days from and including the first day of trading for the trust stock to and including the last day of the quarter (based on the volume-weighted average trading prices and average number of outstanding shares of trust stock); plus

•	the amount of debt with recourse to the company or to its managed subsidiaries excluding any debt incurred on behalf of any subsidiary of a managed subsidiary; plus

•	the value of firm commitments for future investments, provided such firm commitments have not been outstanding for more than two consecutive fiscal quarters; and less

•	cash and cash equivalents held by the company and its managed subsidiaries, excluding amounts held for the benefit of any subsidiary of a managed subsidiary.
     The company will pay performance fees to our Manager based on the total returns to shareholders, as measured by the return on the company accumulation index, relative to those of a benchmark. The benchmark is comprised of a weighted average of the MSCI U.S. IMI/Utilities Index and the MSCI Europe Utilities Index (in U.S. dollars), both calculated on a total return basis. The weightings used in the calculation of the benchmark will be adjusted quarterly in advance to reflect the fair values in U.S. dollars of our U.S. and non-U.S. businesses and investments. In the event that a more suitable benchmark becomes available, the benchmark may be changed as agreed upon by the company and our Manager.
     Performance fees are calculated and payable quarterly in arrears in the amount of 20% of outperformance of the company accumulation index over the benchmark. Performance fees are payable only if there is a positive total return in the company accumulation index for the relevant quarter. If there is a negative total return in the company accumulation index but the company accumulation index outperforms the benchmark, such outperformance is carried forward and included in the calculation of performance fees in the subsequent period. Any underperformance of the company accumulation index relative to the benchmark is also carried forward and included in the calculation of performance fees in the subsequent period.
     In the event of an offering by the trust greater than or equal to 15% of the total number of shares of trust stock issued and outstanding (excluding any issuance of shares of trust stock to the Manager upon reinvestment of management fees or in relation to any dividend reinvestment plan or employee or director benefit plan), the performance fee calculated in the fiscal quarter in which the offering occurs will be adjusted to reflect the performance of the price of such newly issued shares relative to the performance of the benchmark for the period from the date of such offering to the end of the relevant fiscal quarter.
     Base management fees and performance fees are due at the end of the relevant fiscal quarter and are payable in cash by the company and the managed subsidiaries. Our Manager may elect to reinvest all or any portion of its fees in shares of trust stock. If our Manager elects to reinvest its fees in shares of trust stock, the price of the shares will be based on the volume-weighted average trading price of our outstanding shares over the 15 trading days beginning on the trading day immediately following the record date for the payment of dividends relating to the most recent fiscal quarter or, otherwise, on the third trading day following an earnings release relating to such fiscal quarter. The company will, and will cause the trust to, at all times have reserved a sufficient number of LLC interests and shares of trust stock, respectively, to enable our Manager to invest all reasonably foreseeable fees receivable in shares of trust stock.
     By way of illustration, the tables below provide an example of a quarterly base management fee calculation and three examples of quarterly performance fee calculations. The results of the calculations are rounded for use in the examples below; however, no rounding is applied under the terms of the management services agreement. The performance fee examples also assume that there have been no adjustments required to reflect offerings equal to or greater than 15% of the total number of shares of trust stock issued and outstanding during the fiscal quarter.

Base Management Fee Example
Assumptions

A1 =	Average number of shares of trust stock issued and outstanding over the last 15 trading days of the fiscal quarter	25,000,000
A2 =	Volume-weighted average trading price per share of trust stock over the last 15 trading days of the fiscal quarter	$20
A =	Market value of the trust stock (A) = (A1) (A2)	$500,000,000
B =	External borrowings of the company and the managed subsidiaries at the end of the fiscal quarter not on behalf of a subsidiary of a managed subsidiary	$100,000,000
C =	Future investments as at the end of the fiscal quarter	Nil
D =	Cash balances of the company and the managed subsidiaries at the end of the fiscal quarter excluding amounts held on behalf of any subsidiary of a managed subsidiary	$20,000,000
E =	Non-performance-based management fees earned by an affiliate of the Manager from the management of a Macquarie Group managed investment vehicle in which the company has an investment	$1,000,000
F =	The company’s percentage ownership in the Macquarie Group managed investment vehicle on the last day of the fiscal quarter	15%
G =	Unreimbursed fees paid to secondees or employees of the Manager	Nil
H =	Base management fees previously earned by the Manager on future investments not completed	Nil
     The net investment value for the fiscal quarter is calculated as follows:
= A + B + C – D
= $500,000,000 + $100,000,000 + $0 – $20,000,000
= $580,000,000
     The base management fee for the fiscal quarter is calculated as follows:
= (applicable rate X net investment value) – (E X F) – G – H
= $1,875,000 + (0.3125% X ($580,000,000 – $500,000,000)) – ($1,000,000 X 15%) – 0 – 0
= $1,875,000 + $250,000 – $150,000 – 0 – 0
= $1,975,000

Performance Fee Example 1 — Outperformance and Performance Fee Paid
Assumptions

A1/X1 =	Average market capitalization of the trust over the last 15 trading days of the previous fiscal quarter	$500,000,000
B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.00
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.05
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	65%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.00
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.02
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	35%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.00
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.03
D =	“Deficit” carried forward from the previous period	Nil
S =	“Surplus” carried forward from the previous period	Nil
     The performance fee is 20% of the return for the period above the benchmark return for that period, after allowing for any “deficit” or “surplus” carried forward from previous periods.
     (1) Calculation of return for the period
     Return for the period:
= A1 X (C1 – B1)/B1
= $500,000,000 X (1.05 – 1)/1
= $25,000,000
     Return for the period after allowing for any surplus carried forward:
= Return for the period + S
= $25,000,000 + $0
= $25,000,000
     (2) Calculation of benchmark return for the period
     Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period:
= J1 X (L1 – K1)/K1
= 65% X (1.02 – 1)/1
= 1.3%
= Y1

     Weighted average percentage change in MSCI Europe Utilities Index (in U.S. dollars) over the period:
= N1 X (Q1 – P1)/P1
= 35% X (1.03 – 1)/1
= 1.05%
= Z1
     Benchmark return for the period:
= X1 X (Y1 + Z1)
= $500,000,000 X (1.3% + 1.05%)
= $11,750,000
     Benchmark return for the period after allowing for deficit carried forward:
= Benchmark return for the period + D
= $11,750,000 + $0
= $11,750,000
     Performance fee for the period:
= 20% X (return – benchmark return)
= 20% X ($25,000,000 – $11,750,000)
= 20% X ($13,250,000)
= $2,650,000
     As the return for the fiscal quarter is greater than the benchmark return for the fiscal quarter, a performance fee is payable in respect of the period to the order of $2,650,000.
     Deficit carried forward to next period:
= $0

Performance Fee Example 2 — Underperformance and Deficit Carried Forward
Assumptions

A1/X1 =	Average market capitalization of the trust over the last 15 trading days of the previous fiscal quarter	$500,000,000
B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.05
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.02
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	70%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.02
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.05
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	30%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.03
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.06
D =	“Deficit” carried forward from the previous period	Nil
S =	“Surplus” carried forward from the previous period	Nil
     The performance fee is 20% of the return for the period above the benchmark return for that period, after allowing for any “deficit” or “surplus” carried forward from previous periods.
     (1) Calculation of return for the period
     Return for the period:
= A1 X (C1 – B1)/B1
= $500,000,000 X (1.02 – 1.05)/1.05
= $–14,285,714
     Return for the period after allowing for any surplus carried forward:
= Return for the period + S
= $–14,285,714 + $0
= $–14,285,714
     (2) Calculation of benchmark return for the period
     Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period:
= J1 X (L1 – K1)/K1
= 70% X (1.05 – 1.02)/1.02
= 2.06%
= Y1

     Weighted average percentage change in MSCI Europe Utilities Index (in U.S. dollars) over the period:
= N1 X (Q1 – P1)/P1
= 30% X (1.06 – 1.03)/1.03
= 0.87%
=Z1
     Benchmark return for the period:
= X1 X (Y1 + Z1)
= $500,000,000 X (2.06% + 0.87%)
= $14,650,000
     Benchmark return for the period after allowing for deficit carried forward:
= Benchmark return for the period + D
= $14,650,000 + $0
= $14,650,000
     Performance fee for the period:
= 20% X (return 7 – benchmark return)
= 20% X (–$14,285,714 – $14,650,000)
= $0 since return < benchmark return
     As the return for the fiscal quarter is less than the benchmark return for the fiscal quarter, no performance fee is payable in respect of the period and a deficit is carried forward.
     Deficit carried forward to next period:
= $14,650,000 – –$14,285,714
= $28,935,714

Performance Fee Example 3 —	Outperformance and Performance Fee Paid After Recovery of Carried Forward Deficit
Assumptions

A1/X1 =	Average market capitalization of the trust over the last 15 trading days of the previous fiscal quarter	$500,000,000
B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.02
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.10
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	75%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.05
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.06
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	25%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.06
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.04
D =	“Deficit” carried forward from the previous period	$28,935,714
S =	“Surplus” carried forward from the previous period	Nil
     The performance fee is 20% of the return for the period above the benchmark return for that period, after allowing for any “deficit” or “surplus” carried forward from previous periods.
     (1) Calculation of return for the period
     Return for the period:
= A1 X (C1 – B1)/B1
= $500,000,000 X (1.1 – 1.02)/1.02
= $39,215,686
     Return for the period after allowing for any surplus carried forward:
= Return for the period + S
= $39,215,686 + $0
= $39,215,686
     (2) Calculation of benchmark return for the period
     Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period:
= J1 X (L1 – K1)/K1
= 75% X (1.06 – 1.05)/1.05
= 0.71%
= Y1

     Weighted average percentage change in MSCI Europe Utilities Index (in U.S. dollars) over the period:
= N1 X (Q1 – P1)/P1
= 25% X (1.04 – 1.06)/1.06
= –0.47%
= Z1
     Benchmark return for the period:
= X1 X (Y1 + Z1)
= $500,000,000 X (0.71% – 0.47%)
= $1,200,000
     Benchmark return for the period after allowing for deficit carried forward:
= Benchmark return for the period + D
= $1,200,000 + $28,935,714
= $30,135,714
     Performance fee for the period:
= 20% X (return – benchmark return)
= 20% X ($39,215,686 – $30,135,714)
= 20% X ($9,079,972)
= $1,815,994
     As the return for the fiscal quarter is greater than the benchmark return for the fiscal quarter after allowing for recovery of the deficit carried forward from prior periods, a performance fee is payable in respect of the period to the order of $1,815,994.
     Deficit carried forward to next period:
= $0

DESCRIPTION OF SHARES
General
     The following is a summary of the material terms of the shares representing beneficial interests in Macquarie Infrastructure Company Trust, which we refer to as the trust stock, and the limited liability company interests of Macquarie Infrastructure Company LLC, which we refer to as the LLC interests. The trust agreement and the LLC agreement provide for the issuance of the trust stock and LLC interests, respectively, and the distributions on and voting rights of the trust stock and the LLC interests, respectively. The following description is subject to the provisions of the Delaware Statutory Trust Act and the Delaware Limited Liability Company Act. Certain provisions of the LLC agreement and the trust agreement are intended to be consistent with the Delaware General Corporation Law, and the powers of the company, the governance processes and the rights of the trust as the holder of the LLC interests and the shareholders of the trust are generally intended to be similar in many respects to those of a Delaware corporation. In some instances, this summary refers to specific differences between the rights of holders of trust stock or LLC interests, on the one hand, and the rights of shareholders of a Delaware corporation, on the other hand. Similarly, in some instances this summary refers to specific differences between the attributes of shares of trust stock or LLC interests, on the one hand, and shares of stock of a Delaware corporation, on the other hand. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of each of the trust agreement and the LLC agreement, which will govern your rights as a holder of the trust stock and the trust’s rights as a holder of LLC interests, each of which is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 7, 2005.
Authorized Trust Stock
     Each share of trust stock represents one beneficial interest in the trust and each share of trust stock corresponds to one underlying LLC interest of the company owned by the trust. Unless the trust is dissolved, it must remain the sole holder of 100% of the LLC interests and at all times the company will have outstanding the identical number of LLC interests as the number of outstanding shares of trust stock. The trust is authorized to issue 500,000,000 shares of trust stock and the company is authorized to issue a corresponding number of LLC interests. Currently, the trust has 27,212,165 shares outstanding, and the company will have an equal number of corresponding LLC interests outstanding. The trust cannot issue any other class of trust stock, and the company does not intend to issue any other class of LLC interests. All shares and LLC interests will be fully paid and nonassessable upon payment therefor.
     Dividends
     The company, acting through its board of directors, declares and pays dividends on the LLC interests to the trust as the sole holder of those interests. Upon receipt of any dividends declared and paid by the company, the trust is required, pursuant to the terms of the trust agreement, to distribute the whole amount of those dividends in cash to its shareholders, in proportion to their percentage ownership of the trust, as they appear on the share register on the related record date. The board of directors may, in its sole discretion and at any time, declare and pay dividends of the company and make and pay distributions from the net cash flow to the holders of its LLC interests. “Net cash flow,” for any period, is defined as the gross cash proceeds of the company for such period less the portion thereof used to pay or establish reserves for company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the board of directors of the company. Net cash flow will not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but will be increased by any reductions of reserves discussed in the prior sentence.
     Voting Rights
     Each outstanding share of trust stock is entitled to one vote for each share on any matter with respect to which the trust, as sole member of the company, is entitled to vote, as provided in the LLC agreement and as detailed below. Pursuant to the terms of the LLC agreement and the trust agreement, unless the trust is dissolved, it must remain the sole holder of the LLC interests and, with respect to those matters subject to vote by the members of the company, the company will act at the direction of the trust. The company, as sponsor of the trust, will provide to the trust, for transmittal to shareholders of the trust, the appropriate form of proxy to enable shareholders of the trust to direct, in proportion to their percentage ownership of trust stock, the trust’s vote. The trust will vote its LLC interests in the same proportion as the vote of holders of the trust stock. For the purposes of this summary, the voting rights of members of the company that effectively will be exercised by the shareholders of the trust by proxy will be referred to as the voting rights of the holders of the trust stock.
     The LLC agreement provides that the members are entitled, at the annual meeting of members of the company, to vote for the election of all of the directors other than the director appointed by our Manager. Because neither the trust agreement nor the LLC agreement provides for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of the trust, the company’s sole member, represented at a meeting will effectively be able to elect all the directors of the company standing for election.
Right to Bring a Derivative Action and Enforcement of the Provisions of the LLC Agreement by Holders of the Trust Stock
     The LLC agreement and the trust agreement both provide that a holder of trust stock has the right to directly institute a legal proceeding against the company to enforce the provisions of the LLC agreement. In addition, the LLC agreement and the trust agreement provide that holders of ten percent or more of the outstanding shares of trust stock have the right to cause the trust to bring a derivative action in the right of the company under Section 18-1001 of the Delaware Limited Liability Company Act.
     Acquisition Exchange and Optional Purchase
     The LLC agreement and the trust agreement provide that, if at any time more than 90% of the then outstanding shares of trust stock are held by one person, whom we refer to as the acquirer, such acquirer has the right to cause the trust, acting at the direction of the company’s board of directors, to mandatorily exchange all shares of trust stock then outstanding for an equal number of LLC interests, which we refer to as an acquisition exchange, and dissolve the trust. The company, as sponsor of the trust, will cause the transfer agent of the trust stock to mail a copy of notice of such exchange to the shareholders of the trust at least 30 days prior to the exchange of shares of trust stock for LLC interests. Upon the completion of such acquisition exchange, each holder of shares of trust stock immediately prior to the completion of the acquisition exchange will be admitted to the company as a member in respect of an equal number of LLC interests and the trust will cease to be a member of the company.
     Following the exchange, the LLC agreement provides that the acquirer has the right to purchase from the other members for cash all, but not less than all, of the outstanding LLC interests that the acquirer does not own. The acquirer can exercise its right to effect such purchase by delivering notice to the company of its election to make the purchase not less than 60 days prior to the date which it selects for the purchase. The company will use reasonable efforts to cause the transfer agent to mail the notice of the purchase to the record holders of the LLC interests at least 30 days prior to purchase.
     Upon the acquirer’s exercise of its purchase right, the LLC agreement provides that members other than the acquirer shall be required to sell all, but not less than all, of their outstanding LLC interests at the offer price. The offer price will be equal to the average closing price (as described below) per share of trust stock or LLC interest, as applicable, on the 20 trading days immediately prior to, but not including, the date of the acquisition exchange. While this provision of the LLC agreement provides for a fair price requirement, the LLC agreement does not provide members with appraisal rights that shareholders of a Delaware corporation would be entitled to under Section 262 of the Delaware General Corporation Law.
     The closing price of the trust stock or LLC interests, as applicable, on any date of determination means:
•	the closing sale price (or, if no closing price is reported, the last reported sale price) of a share of trust stock or an LLC interest, as applicable (regular way), on the NYSE on such date;

•	if the trust stock or the LLC interests are not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the trust stock or the LLC interests, as applicable, are so listed;

•	if the trust stock or the LLC interests, as applicable, are not so listed on a U.S. national or regional securities exchange, the price as reported by the Nasdaq National Market;

•	if the trust stock or the LLC interests, as applicable, are not so reported, the last quoted bid price for the trust stock or the LLC interests, as applicable, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or

•	if the trust stock or the LLC interests, as applicable, are not so quoted, the average of the midpoint of the last bid and ask prices for the trust stock or the LLC interests, as applicable, from at least three nationally recognized investment firms that the company selects for such purpose.
     Mandatory Exchange
     The LLC agreement and the trust agreement provide that, in the event the company’s board of directors determines that either:
•	the trust or the company, or both, is, or is reasonably likely to be, treated as a corporation for U.S. federal income tax purposes;

•	the trust is, or is reasonably likely to be, required to issue Schedules K-1 to holders of trust stock; or

•	the existence of the trust otherwise results, or is reasonably likely to result, in a material tax detriment to the trust, the holders of trust stock, the company or any of the members, and the board of directors obtains an opinion of counsel to such effect, the company, as sponsor of the trust, must cause the trust to exchange all shares of trust stock then outstanding for an equal number of LLC interests, which we refer to as a mandatory exchange, and dissolve the trust. The company, as sponsor of the trust, will cause the transfer agent for the trust stock to mail a copy of notice of such exchange to the shareholders of the trust at least 30 days prior to the mandatory exchange. Upon the completion of a mandatory exchange, each holder of shares of trust stock immediately prior to the completion of the mandatory exchange will be admitted to the company as a member in respect of an equal number of LLC interests and the trust will cease to be a member of the company.
     Election by the Company
     In circumstances where the trust has been dissolved, the LLC agreement provides that the board of directors may, without the consent of the members, cause the company to elect to be treated as a corporation for U.S. federal income tax purposes only if the board receives an opinion from a nationally recognized financial adviser to the effect that the market valuation of the company is expected to be significantly lower as a result of the company continuing to be treated as a partnership for U.S. federal income tax purposes than if the company instead elected to be treated as a corporation for U.S. federal income tax purposes.
     Dissolution of the Trust and the Company
     The LLC agreement provides for the dissolution and winding up of the company upon the occurrence of:
•	the adoption of a resolution by a majority vote of the board of directors approving the dissolution, winding up and liquidation of the company and such action has been approved by the affirmative vote of a majority of the outstanding LLC interests entitled to vote thereon;

•	the unanimous vote of its members to dissolve, wind up and liquidate the company; or

•	a judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the business of the company as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act.

     Following the occurrence of a dissolution event with respect to the company, each share of trust stock will be mandatorily exchanged for an LLC interest and the company will then be liquidated in accordance with the terms of the LLC agreement. Upon liquidation and winding up of the company, the then holders of LLC interests will be entitled to share ratably in the assets of the company legally available for distribution following payment to creditors.
Anti-Takeover Provisions
     Certain provisions of the management services agreement, the trust agreement and the LLC agreement may make it more difficult for third parties to acquire control of the trust and the company by various means. These provisions could deprive the shareholders of the trust of opportunities to realize a premium on the shares of trust stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the trust stock. These provisions are intended to:
•	protect the position of our Manager and its rights to manage the business and affairs of the company under the management services agreement;

•	enhance the likelihood of continuity and stability in the composition of the board of directors of the company and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of the trust and the company;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of the trust and the company to consult first with the board of directors of the company to negotiate the terms of any proposed business combination or offer; and

•	reduce the vulnerability of the trust and the company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares of trust stock or that is otherwise unfair to shareholders of the trust.
     Anti-Takeover Effects of the Management Services Agreement
     The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer of the company to take over the management and operation of our business. Under the terms of the management services agreement, our Manager may only be terminated by the company in the following circumstances:
•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of trust stock (excluding any shares of trust stock owned by our Manager or any affiliate of our Manager) vote to remove our Manager;

•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.

     In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that in circumstances where the trust stock ceases to be listed on a recognized U.S. exchange or on the Nasdaq National Market as a result of the acquisition of trust stock by third parties in an amount that results in the trust stock ceasing to meet the distribution and trading criteria on such exchange or market, the Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on the Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting and unless otherwise approved in writing by our Manager, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our company. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with the shareholders of the trust, the company or their affiliates without the prior written approval of the Manager. These provisions could deprive the shareholders of the trust of opportunities to realize a premium on the shares of trust stock owned by them.
     Furthermore, upon resignation of our Manager and the termination of the management services agreement, or within 30 days of a delisting of our shares unless otherwise agreed by our Manager, the trust, the company and its subsidiaries will cease using the Macquarie brand entirely, including changing their names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by the company, the trust, the company and its subsidiaries will cease using the Macquarie brand within 30 days of termination.
     Anti-Takeover Provisions in the Trust Agreement and the LLC Agreement
     A number of provisions of the LLC agreement and the trust agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the trust and the company. The trust agreement and the LLC agreement prohibit the merger or consolidation of the trust and the company with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of the trust’s and the company’s assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding shares of trust stock entitled to vote thereon; provided, however, that any shares of trust stock held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof. In addition, the LLC agreement and the trust agreement contain provisions based on Section 203 of the Delaware General Corporation Law which prohibit the company and the trust from engaging in a business combination with an interested shareholder unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding trust stock of the company’s sole member (other than those shares held by the interested shareholder or any affiliate or associate thereof).
     A “business combination” means:
•	any merger or consolidation of the trust, the company or a subsidiary of the company with an interested shareholder or any person that is, or after such merger or consolidation would be, an affiliate or associate of an interested shareholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an interested shareholder or an affiliate or associate of an interested shareholder of any assets of the trust, the company or a subsidiary of the company, having an aggregate fair market value of not less than ten percent of the net investment value of the company; or

•	the issuance or transfer by the trust, the company or any subsidiary of the company (in one transaction or series of transactions) of any securities of the trust, the company or any subsidiary of the company to, or proposed by or on behalf of, an interested shareholder or an affiliate or associate of an interested shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of not less than ten percent of the net investment value of the company; or

•	any spinoff or split-up of any kind of the trust, the company or a subsidiary of the company proposed by or on behalf of an interested shareholder or an affiliate or associate of the interested shareholder; or

•	any reclassification of the trust stock or LLC interests (including any reverse split of shares of trust stock or LLC interests, or both) or recapitalization of the trust or the company, or both, or any merger or consolidation of the trust or company with any subsidiary of the company, or any other transaction that has the effect of increasing the percentage of the outstanding shares of the trust, the company or any subsidiary of the company or any class of securities of the company or any subsidiary of the company or the trust convertible or exchangeable for shares of trust stock, LLC interests or equity securities of any subsidiary, as the case may be, that are directly or indirectly owned by an interested shareholder or any affiliate or associate of an interested shareholder; or

•	any agreement, contract or other arrangement providing for any one or more of the actions in the above bullet points.
     Please see “Our Manager—Management Services Agreement—Fees” for a description of the definition of “net investment value.”
     An “interested shareholder” is a person (other than our Manager, the trust, the company or any subsidiary of the company or any employee benefit plan) who:
•	is, or was at any time within the three-year period immediately prior to the date in question, the beneficial owner of 15% or more of the shares of trust stock or LLC interests, as the case may be, and who did not become the beneficial owner of such amount of shares of trust stock or LLC interests, as the case may be, pursuant to a transaction that was approved by the company’s board of directors; or

•	is an assignee of, or has otherwise succeeded to, any shares of trust stock or LLC interests, as the case may be, of which an interested shareholder was the beneficial owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering.
     Subject to the right of our Manager to appoint one director and his or her successor in the event of a vacancy, the LLC agreement authorizes only the board of directors of the company to fill vacancies, including for newly created directorships. This provision could prevent a shareholder of the trust from effectively obtaining an indirect majority representation on the board of directors of the company by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement and the trust agreement also provide that, with the exception of the director appointed to serve as Chairman by our Manager, directors may be removed only for cause and only by the affirmative vote of holders of 66 2/3% of the outstanding trust stock.
     The trust agreement and the LLC agreement do not permit holders of the trust stock to act by written consent. Instead, shareholders may only take action via proxy, which, when the action relates to the trust’s exercise of its rights as a member of the company, may be presented at a duly called annual or special meeting of members of the company and will constitute the vote of the trust. For so long as the trust remains the company’s sole member, the trust shall act by written consent, including to vote its LLC interests in a manner that reflects the vote by proxy of the holders of the trust stock. Furthermore, the trust agreement and the LLC agreement provide that special meetings may only be called by the chairman of the board of directors of the company or by resolution adopted by the board of directors. The trust agreement and the LLC agreement also provide that members, or holders of trust stock, seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of members of the company, must provide notice thereof in writing to the company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of the company. In addition, the member or holder of trust stock furnishing such notice must be a member or shareholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of members or shareholders entitled to vote at such meeting. The LLC agreement and the trust agreement specify certain requirements as to the form and content of a member’s or shareholder’s notice, as the case may be. These provisions may preclude members or holders of trust stock from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting.
     Authorized but unissued shares of trust stock are available for future issuance, without approval of the shareholders of the trust. These additional shares of trust stock may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions. The existence of authorized but unissued shares of trust stock could render more difficult or discourage an attempt to obtain control of the trust by means of a proxy contest, tender offer, merger or otherwise.
     In addition, the board of directors of the company has broad authority to amend the LLC agreement and the trust agreement, as discussed below. The board could, in the future, choose to amend the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.
Disclosure Requirements Applicable to Ten Percent Investors
     In the event that we are required to obtain approval from the City of Chicago in the future for any matter, including to expand our district cooling system in downtown Chicago or to amend the use agreement we have entered into with the City of Chicago, we will need to, and certain of our investors may need to, submit an Economic Disclosure Statement, or EDS, to the City of Chicago. The LLC agreement and the trust agreement require any holder of ten percent of the shares of trust stock to prepare and provide to us an executed EDS for submission to the City within 30 days of our written request. As previously disclosed, the City of Chicago may also require an EDS form from an investor that holds between 7.5% and 10% of our outstanding trust stock; however, such investors are not obligated to provide an EDS to us. Completion of the then current EDS is likely to involve making a number of representations, acknowledgements and agreements, including the following:
     Representations
•	the investor has not had a “business relationship” with any City of Chicago elected official in the 12 months before the date of the EDS;

•	the investor is not delinquent in the payment of any tax administered by the Illinois Department of Revenue, nor is it or its affiliates delinquent in paying any fine, fee, tax or other charge owed to the City of Chicago;

•	the investor and its affiliates have not, in the past five years, been found in violation of any City of Chicago, state or federal environmental law or regulation;

•	the investor, and its officers, directors, partners, members, managers and executive directors, if any, have not, in the past five years, been convicted or found liable in connection with a public transaction or contract or antitrust violations, fraud, falsification or destruction of records, making false statements, had one or more public transactions terminated for cause or default or engaged in acts of bribery, bid-rigging or bid collusion; and

•	the investor has searched any and all of its records and the records of any and all predecessor entities for records of investments or profits from slavery, the slave industry or slaveholder insurance policies, and has either found no such records and no records of names of any slaves or slaveholders or has provided full disclosure to the City of Chicago as required in the EDS.
     Acknowledgements and Agreements
•	the investor will comply fully with the City’s Governmental Ethics and Campaign Financing Ordinances;

•	the investor understands and will comply with the applicable requirements of the City of Chicago’s Governmental Ethics Ordinance and the provisions of the Municipal Code relating to cooperation with investigations by the Inspector General; and

•	the investor will comply with all statutes, ordinances and regulations on which the EDS is based.

     Each investor that submits an EDS must also supplement the EDS for any changes up to the time the City of Chicago takes action on the matter.
     If the City of Chicago determines that any information provided in an EDS is false, incomplete or inaccurate, it could rescind or void our use agreement or any other arrangement that we have with the City of Chicago at that time, as well as pursue any remedies under the use agreement or such other arrangements. Furthermore, the City of Chicago could decline to allow us or any investor that submits an EDS to participate in other transactions with the City of Chicago.
     Any EDS filed by an investor may become publicly available. By completing and signing an EDS, an investor will have waived and released any possible rights or claims which it may have against the City of Chicago in connection with the public release of information contained in the EDS and also will have authorized the City of Chicago to verify the accuracy of any information submitted in the EDS. The filing of an EDS will entitle the City of Chicago to investigate the creditworthiness of the investor named in the EDS. For further details on the currently required disclosures, we refer you to the current form of EDS, which can be found at the City of Chicago’s website at egov.cityofchicago.org.
Amendment of the LLC Agreement
     The LLC agreement may be amended by a majority vote of the board of directors of the company, except with respect to the following provisions, which effectively require an affirmative vote of at least a majority of the outstanding shares of trust stock:
•	the purpose or powers of the company;

•	the authorization of additional LLC interests;

•	the provisions regarding the right to acquire LLC interests after an acquisition exchange described above;

•	the right of a holder of trust stock to enforce the LLC agreement;

•	the hiring of a replacement manager following the termination of the management services agreement;

•	the merger or consolidation of the company, the sale, lease or exchange of all or substantially all of the company’s assets and certain other business combinations or transactions;

•	the right of holders to vote on the dissolution of the company; and

•	the provision of the LLC agreement governing amendments thereof.
     In addition, the consent of our Manager is required to amend the provisions providing for the duties of our Manager and the secondment of our officers pursuant to the management services agreement, the provision entitling our Manager to appoint the director who will serve as the chairman of the board of directors of the company for so long as the management services agreement is in effect and the provision of the LLC agreement governing amendments thereof.

Amendment of the Trust Agreement
     The trust agreement may be amended by the company, as sponsor of the trust. However, the company may not:
•	enter into or consent to any amendment which would cause the trust to fail or cease to qualify for the exemption from the status of an “investment company” under the Investment Company Act of 1940 or be classified as anything other than a grantor trust for U.S. federal income tax purposes;

•	cause the trust to issue a class of equity securities other than the shares or issue any debt securities or any derivative securities or amend the provision of the trust agreement prohibiting any such issuances;

•	enter into or consent to any amendment of the trust agreement that would affect the exclusive and absolute right of the shareholders of trust stock to direct the voting of the trust, as a member of the company, with respect to all matters reserved for the vote of members pursuant to the LLC agreement;

•	engage in the merger or consolidation of the trust, the sale, lease or exchange of all or substantially all of the trust’s assets and certain other business combinations or transactions;

•	change the number of authorized shares without the affirmative vote of a majority of the shares of trust stock; or

•	amend the provision of the trust agreement governing the amendment thereof without the affirmative vote of a majority of the shares of trust stock.
Transfer Agent and Registrar
     The transfer agent and registrar for the shares of trust stock and the LLC interests is The Bank of New York.
Listing
     The shares are listed on the NYSE under the symbol “MIC.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by holders who acquired shares upon their original issuance and does not address special situations, such as those of:
•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.
     Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.
     A “U.S. holder” of shares means a beneficial owner of shares that is for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
     A “non-U.S. holder” of shares means a beneficial owner of shares that is an individual, a corporation, an estate or a trust that is not a U.S. holder.
     If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

     No statutory, administrative or judicial authority directly addresses the treatment of shares or instruments similar to shares for U.S. federal income tax purposes. As a result, we cannot assure you that the Internal Revenue Service, or the IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the shares. If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
Status of the Trust
     Under current law and assuming full compliance with the terms of the trust agreement (and other relevant documents), although the matter is not free from doubt, in the opinion of Shearman & Sterling LLP, the trust will be classified a grantor trust for U.S. federal income tax purposes and not as an association taxable as a corporation. As a result, for U.S. federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in the company held by the trust. You should be aware that an opinion of counsel is not binding on the IRS or the courts. Therefore, there can be no assurance that the IRS will not contend, or that a court will not ultimately hold, that the trust does not constitute a grantor trust for U.S. federal income tax purposes. If the trust is found not to constitute a grantor trust for U.S. federal income tax purposes or the board of directors determines that the existence of the trust results or is reasonably likely to result in a material tax detriment to holders, among other things, then the board of directors may agree to dissolve the trust and transfer LLC interests to holders in exchange for shares of trust stock.
Status of the Company
     A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, which we refer to as the qualifying income exception, exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code. Qualifying income includes dividends, interest and capital gains from the sale or other disposition of stocks and bonds. We estimate that at least 90% of our gross income for each taxable year will constitute income that Shearman & Sterling LLP has opined or will opine is qualifying income within the meaning of Section 7704(d) of the Code.
     Under current law and assuming full compliance with the terms of the LLC agreement (and other relevant documents) and based upon factual representations made by us, in the opinion of Shearman & Sterling LLP, the company will be classified as a partnership for U.S. federal income tax purposes. The factual representations made by us upon which Shearman & Sterling LLP has relied are: (a) the company has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (b) for each taxable year, more than 90% of the company’s gross income will be income that Shearman & Sterling LLP has opined or will opine is qualifying income within the meaning of Section 7704(d) of the Code.
     There can be no assurance that the IRS will not assert that the company should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the company for U.S. federal income tax purposes or whether the company’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the company will continue to meet the qualifying income exception is a matter that will be determined by the company’s operations and the facts existing at the time of future determinations. However, the company’s board of directors will use its best efforts to cause the company to operate in such manner as is necessary for the company to continue to meet the qualifying income exception.
     If the company fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure) or if the company elects to be treated as a corporation based upon a determination of the board of directors in the circumstances described in “Description of Shares—Authorized Trust Stock—Election by the Company” above, the company will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the holders in liquidation of their interests in the company. This contribution and liquidation should be tax-free to holders (except for a non-U.S. holder with respect to its indirect interest in MIC Inc., but only if MIC Inc. were considered a U.S. real property holding corporation at such time but the newly formed corporation were not considered a U.S. real property holding corporation) and the company so long as the company, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the company would be treated as a corporation for U.S. federal income tax purposes. If the company were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the holders of shares, and its net income would be taxed to it at the tax rates applicable to domestic corporations. In addition, any distribution made to the trust would be treated as taxable dividend income, to the extent of the company’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each holder’s tax basis in its LLC interests, or taxable capital gain, after the holder’s tax basis in its LLC interests is reduced to zero. Taxation of the company as a corporation could result in a material reduction in a holder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the shares.
     The discussion below is based on Shearman & Sterling LLP’s opinion that the company will be classified as a partnership for U.S. federal income tax purposes.
U.S. Holders
     Treatment of Company Income
     A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each holder will be required to include in income its allocable share of our income, gain, loss, deduction and other items for our taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, holders may be required to include income without a corresponding current receipt of cash if the company generates taxable income but does not make cash distributions. The character of an item of income, gain, loss, deduction or other items will generally be determined at the partnership level (rather than at the partner level). Our taxable year will end on December 31 unless otherwise required by law.
     Under the Code, “qualified dividend income” received by (or allocable to) non-corporate taxpayers, including individuals, from qualified foreign corporations and most domestic corporations generally is subject to tax at the lower rate applicable to long-term capital gain. In general, a “qualified foreign corporation” is a foreign corporation that (1) is incorporated in a possession of the United States or (2) is eligible for the benefits of a tax treaty that is a “comprehensive income tax treaty” to which the United States is a party. A foreign corporation will also be treated as a qualified foreign corporation with respect to any dividend paid by such corporation if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States. However, dividends from a passive foreign investment company, or PFIC, will not be treated as qualified dividend income. In addition, for a shareholder to receive qualifying dividend income with respect to dividends paid on the shares, the shareholder generally must hold the stock on which the dividend is paid more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. In the case of dividend income recognized by the company, the holding period requirement must be met both by the company with respect to the stock and by the holder with respect to its shares of trust stock (in each case, as determined with respect to the ex-dividend date for the stock on which the dividend is paid).
     Dividends received by the company from U.S. corporations (including MIC Inc.) generally will constitute qualified dividend income. Any dividends received by the company that do not constitute qualified dividend income will be taxed to U.S. holders at the tax rates generally applicable to ordinary income.

     Dividends received by the company from foreign corporations in which it may own stock from time to time may constitute “qualified dividend income” if such foreign corporations satisfy the definition of a “qualified foreign corporation.” We cannot assure you that dividends from foreign corporations whose stock we subsequently acquire will constitute qualified dividend income.
     Unless Congress enacts legislation providing otherwise, the reduced rates for qualified dividend income will not apply for taxable years beginning after December 31, 2010, and the law as in effect prior to the enactment of the qualified dividend income provisions will apply.
     Allocation of the Company’s Profits and Losses
     For U.S. federal income tax purposes, a holder’s distributive share of the company’s income, gain, loss, deduction and other items will be determined by the LLC agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The company believes that the allocations pursuant to the LLC agreement should be considered to have substantial economic effect.
     If the allocations provided by the LLC agreement were successfully challenged by the IRS, the amount of income or loss allocated to holders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.
     Treatment of Distributions
     Distributions of cash by a partnership (including distributions made in redemption of less than all of a partnership interest) are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the company will be taxable to a holder only to the extent such distributions exceed the holder’s tax basis in the LLC interests it is treated as owning (see “—Tax Basis in LLC Interests” below). Any cash distributions in excess of a holder’s tax basis generally will be considered to be gain from the sale or exchange of the shares (see “—Disposition of Shares” below).

     Disposition of Shares
     If a U.S. holder transfers shares, it will be treated for U.S. federal income tax purposes as transferring its pro rata share of the LLC interests held by the trust. If such transfer is a sale or other taxable disposition, the U.S. holder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. holder’s adjusted tax basis in the LLC interests deemed sold. The amount realized will include the U.S. holder’s share of the company’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss, except that the gain will be ordinary income to the extent attributable to the U.S. holder’s allocable share of unrealized gain or loss in assets of the company to the extent described in Section 751 of the Code (including unremitted earnings of any controlled foreign corporations held, directly or indirectly, by the company). Capital gain of non-corporate U.S. holders is eligible to be taxed at reduced rates where the LLC interests deemed sold are considered held for more than one year. Capital gain of corporate U.S. holders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. holder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate U.S. holder may also offset up to $3,000 per year of ordinary income. U.S. holders who purchase shares at different times and sell all or part of the shares within a year of their most recent purchase are urged to consult their tax advisers regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.
     In general, a U.S. holder who is deemed to dispose of an interest in a PFIC may be subject to certain adverse tax consequences unless one of certain specific tax elections (if available) is made. These consequences are generally that (1) any gain derived from the deemed disposition of such stock, as well as any “excess distribution” that is treated as received from the PFIC (i.e., a distribution that exceeds 125% of the average distributions from the shorter of the prior three years and the holder’s holding period), would be treated as ordinary income that was earned ratably over each day in the holder’s holding period for the stock, (2) the portion of such gain or distribution that is allocable to prior taxable years generally would be subject to U.S. federal income tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to the U.S. holder and (3) an interest charge would be imposed on the resulting tax liability as if such liability represented a tax deficiency for the past taxable years.
     A U.S. holder would be deemed to dispose of an interest in a PFIC if the company disposes of stock in a PFIC, the company receives an excess distribution from a PFIC or such U.S. holder disposes of shares at a time when the company holds stock in a PFIC. We urge you to consult your own tax advisers with respect to the application of the PFIC rules to your particular circumstances.
     Tax Basis in LLC Interests
     A U.S. holder’s initial tax basis in the LLC interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. holder for its shares and (b) such U.S. holder’s share of the company’s liabilities. A U.S. holder’s tax basis in the LLC interests it is treated as holding will be increased by (a) the U.S. holder’s share of the company’s taxable income, including capital gain, (b) the U.S. holder’s share of the company’s income, if any, that is exempt from tax and (c) any increase in the U.S. holder’s share of the company’s liabilities. A U.S. holder’s tax basis in the LLC interests it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. holder, (b) the U.S. holder’s share of the company’s losses and deductions, (c) the U.S. holder’s share of the company’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. holder’s share of the company’s liabilities.
     Treatment of Securities Loans
     A U.S. holder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such U.S. holder would no longer be a beneficial owner of a pro rata portion of the LLC interests with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of our income, gain, loss, deduction or other items with respect to those shares would not be reported by the U.S. holder, and (2) any cash distributions received by the U.S. holder as to those shares would be fully taxable, likely as ordinary income. Accordingly, U.S. holders who desire to avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their shares.
     Limitations on Interest Deductions
     The deductibility of a non-corporate U.S. holder’s “investment interest expense” is generally limited to the amount of that holder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the company, if any, and investment interest expense incurred by the U.S. holder on any margin account borrowing or other loan incurred to purchase or carry shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. holder elects to pay tax on such gain or dividend income at ordinary income rates.
     Syndication and Other Expenses
     In general, expenses incurred by us that are considered “miscellaneous itemized deductions” may be deducted by a U.S. holder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. holder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:
•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
     In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. holder. The company will report such expenses on a pro rata basis to the holders, and each U.S. holder will determine separately to what extent they are deductible on such U.S. holder’s tax return. A U.S. holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. holder with respect to the company that exceeds the amount of cash actually distributed to such U.S. holder for the year. We anticipate that management fees the company will pay will constitute miscellaneous itemized deductions. If the IRS were to successfully assert that any portion of the management fees paid by the company to our Manager should have been paid by MIC Inc., such management fees would not be deductible by the company but would be deductible by MIC Inc. In contrast, if the IRS were to successfully assert that any portion of the management fees paid by MIC Inc. to our Manager should have been paid by the company, the company likely would recognize a deemed dividend from MIC Inc. and the company would recognize additional deductions for management fees, which would be subject to the limitations described above.
     Expenditures in connection with the issuance and marketing of shares (so-called “syndication fees”) are not eligible for amortization and are not deductible.
     Section 754 Election
     The company will make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. The election will generally require a purchaser of shares to adjust its proportionate share of the basis in the company’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s shares), as if it had acquired a direct interest in the company’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of shares and is not added to the bases of the company’s assets associated with all of the other holders. The Section 754 election, however, could result in adjustments to the inside basis of the company assets, under Section 734, in connection with certain distributions.
     The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships and partnerships held by grantor trusts. To help reduce the complexity of those calculations and the resulting administrative costs to the company, the company will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that the conventions utilized by the company do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.
     Limitations on Deductibility of Losses
     The deduction by a U.S. holder of its share of the company’s losses, if any, will be limited to the lesser of (i) the tax basis in such holder’s shares (and, in turn, in the non-management interests the holder is deemed to own), or (ii) in the case of a holder that is an individual or a closely-held corporation (a corporation where more than 50% of the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), the amount which the holder is considered to be “at risk” with respect to certain activities of the company. In general, the amount “at risk” includes the holder’s actual amount paid for the shares and any share of company debt that constitutes “qualified nonrecourse financing.” The amount “at risk” excludes any amount the holder borrows to acquire or hold its shares if the lender of such borrowed funds owns shares or can look only to shares for repayment. Losses in excess of the amount at risk must be deferred until years in which the company generates taxable income against which to offset such carryover losses.
     Passive Activity Income and Loss
     Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from the company’s investments generally will not constitute income or loss from a passive activity. Therefore, income or gains from the company’s investments will not be available to offset a U.S. holder’s passive losses from other sources.
     Transferor/Transferee Allocations
     In general, the company’s taxable income and losses will be determined monthly and will be apportioned among the holders in proportion to the number of LLC interests treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any LLC interest that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such LLC interest (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such LLC interest for this purpose as of the close of the last trading day of the preceding month. As a result, a holder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer.
     Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the company’s convention for allocating income and deductions. In that event, the company’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
     If the IRS treats transfers of shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a holder’s shares) or if the IRS otherwise does not accept the company’s convention, the IRS may contend that taxable income or losses of the company must be reallocated among the holders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The company’s board of directors is authorized to revise the company’s method of allocation between transferors and transferees (as well as among holders whose interests otherwise vary during a taxable period).
     Constructive Termination
     The company will be considered to have terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total shares within a 12-month period. A constructive termination results in the closing of the company’s taxable year for all holders. In the case of a holder reporting on a taxable year other than a fiscal year ending December 31, the closing of the company’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The company would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the company were unable to determine that the termination has occurred.
     Tax Reporting by the Trust and the Company
     Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the shares. The company will file a partnership return with the IRS and intends to issue a Schedule K-1 to the trustee on behalf of the holders. The trustee intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you. Furthermore, holders should be aware that recently promulgated Regulations that are applicable as of January 1, 2007 could alter the manner in which tax reporting by the company, the trust and any nominee will be undertaken. We note that, given the lack of authority addressing structures similar to that of the trust and the company, it is not certain that the IRS will agree that the manner in which the trust and the company will report tax information complies with existing law and the Regulations applicable beginning January 1, 2007. If the company or the trust is found not to have reported in a manner consistent with applicable law, the company or the trust could be subject to significant tax penalties, including assessments for periods in prior taxable years.
     Audits and Adjustments to Tax Liability
     Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.
     Pursuant to the LLC agreement, our Manager will be appointed the “tax matters partner” of the company for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the LLC agreement to notify all U.S. holders of any U.S. federal income tax audit of the company, will have the authority under the LLC agreement to conduct any IRS audits of the company’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. holders. As the tax matters partner, our Manager will have the right on behalf of all holders to extend the statute of limitations relating to the holders’ U.S. federal income tax liabilities with respect to company items.
     A U.S. federal income tax audit of the company’s information return may result in an audit of the returns of the U.S. holders, which, in turn, could result in adjustments of items of a holder that are unrelated to the company as well as to company-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the company or of an income tax return of a U.S. holder, might not take a position that differs from the treatment thereof by the company. A U.S. holder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. holders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

     Foreign Tax Credits
     Subject to generally applicable limitations, U.S. holders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by us, withheld on payments made to us or paid by us on behalf of holders. If a holder elects to claim a foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the company’s items of income and gain and also its share of the amount which we deem to be the holder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the company. U.S. holders may then subtract from their U.S. federal income tax liability the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above-described tax credit or deduction is subject to certain limitations. The Code imposes a required holding period on stock for U.S. holders to be eligible to claim such credits. Even if the holder is unable to claim a credit, he or she must include all amounts described above in income. We urge U.S. holders to consult their tax advisers regarding this election and its consequences to them.
     Taxation of Certain Foreign Earnings
     Under Subpart F of the Code, certain undistributed earnings and certain passive income of a foreign company constituting a controlled foreign corporation, or CFC, as defined in Section 957 of the Code, are taxed to certain U.S. holders prior to being distributed. We believe, but cannot offer any assurances, that none of the foreign companies that the company has invested in are CFCs. In addition, no assurances can be given that other foreign companies in which the company may invest in the future will not be CFCs. Even if a foreign corporation in which we invest constitutes a CFC, we will recognize income in respect of such CFC prior to the receipt of cash distributions only if such CFC recognizes more than a de minimis amount of certain types of income. Distributions made by a foreign company regarded as a CFC could generally constitute “qualified dividend income”; however, the operation of the Subpart F provisions would result in such earnings, when distributed or deemed distributed, not being regarded as “qualified dividend income.” Further, as discussed above in “—Disposition of Shares,” U.S. holders of PFICs may be subject to certain adverse U.S. federal income tax consequences, including a deferred interest charge upon the distribution of previously accumulated earnings.
     Taxation of Foreign Currency Transactions
     To the extent that the company receives dividends or interest income denominated in a non-U.S. currency, the company may realize gain or loss attributable to fluctuations in the value of such non-U.S. currencies relative to the value of the dollar. In general, gains or losses of the company on the acquisition and disposition of non-U.S. currency will be treated as ordinary income or loss. In addition, gains or losses attributable to fluctuations in exchange rates that occur between the time that the company accrues interest or expenses denominated in a non-U.S. currency and the time that the company collects the interest or pays the expenses may be treated as ordinary income or loss. Further, any gain or loss recognized by the company with respect to derivative instruments used to hedge its foreign currency risk may be treated as ordinary income or loss.
     Tax Shelter Disclosure Rules
     There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the company or the holders if a holder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares or possibly in other circumstances. Furthermore, the company’s material advisers could be required to maintain a list of persons investing in the company pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the shares) even if its basis in such interests is equal to the amount of cash it paid. We urge U.S. holders to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.
Non-U.S. Holders
     A non-U.S. holder will not be subject to U.S. federal income tax on such holder’s distributive share of the company’s income, provided that such income is not considered to be income of the holder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains on the sale of shares in the company or such holder’s distributive share of gains if such holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
     The company should not be treated as “engaged in a trade or business within the United States” and therefore should not realize income that would be treated as effectively connected with the conduct of a trade or business within the United States. If the income from the company is “effectively connected” with a U.S. trade or business carried on by a non-U.S. holder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such holder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.
     In addition, gains, if any, allocable to a non-U.S. holder and attributable to a sale by the company of a “U.S. real property interest,” or USRPI (other than such gains subject to tax under the rules discussed above), are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. For this purpose, a USRPI includes an interest (other than solely as a creditor) in a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), as well as an interest in a partnership that holds USRPIs. This withholding tax would be creditable against a non-U.S. holder’s actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund. Although a non-U.S. holder who is a partner in a partnership that owns USRPIs is generally subject to tax on its sale or other disposition of its partnership interest to the extent attributable to such USRPIs, no withholding tax is generally imposed on the transfer of publicly traded partnership interests, and gain will not be taxable under the USRPI provisions where the non-U.S. holder owns no more than 5% of a publicly traded entity such as the company. A non-U.S. holder that owns more than 5% of the company should consult its tax adviser about the potential application of the USRPI provisions. In light of our recent acquisitions, we currently believe that we are a U.S. real property holding corporation.
     A non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% (or, under certain circumstances, at a reduced rate provided by an income tax treaty, if applicable) in respect of such holder’s distributive share of dividends from U.S. corporations (including MIC Inc.) and certain other types of U.S.-source income realized by the company.
     Non-U.S. holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as the LLC interests) will be considered U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or part of the value of the LLC interests owned at the time of their death.
     Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the company.

Regulated Investment Companies and Tax-Exempt Organizations
     The company anticipates that more than 90% of a holder’s distributive share of our income during each year will be qualifying income for purposes of the holder’s determination of whether such holder satisfies the income requirements necessary to qualify as a regulated investment company for U.S. federal income tax purposes.
     An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.
     UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the company) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
     UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
     The company has incurred “acquisition indebtedness” with respect to certain of its assets. To the extent the company recognizes income in the form of dividends and interest from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by the company during the taxable year.
     To the extent the company recognizes gain from securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by the company during the taxable year. In determining the unrelated debt-financed income of the company, an allocable portion of deductions directly connected with the company’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the company is not a suitable investment for a charitable remainder trust.
Certain State and Local Taxation Matters
     Prospective holders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the shares.
     State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A holder’s distributive share of the taxable income or loss of the company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the holder is a resident. The company may conduct business in a jurisdiction that will subject a holder to tax (and require a holder to file an income tax return with the jurisdiction in respect to the holder’s share of the income derived from that business). A prospective holder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the holder is a resident.
     The company should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. holder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by us. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of the shares. Because the company may conduct its business, in part, in New York City, corporate U.S. holders generally will be subject to the New York State franchise tax and the New York City general corporation tax by reason of their investment in the company, unless certain exemptions apply. However, pursuant to regulations, the company may qualify as a “portfolio investment partnership.” Accordingly, non-New York corporate U.S. holders not otherwise subject to New York State franchise tax or New York City general corporation tax may not be subject to such tax solely by reason of investing in shares. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.
Backup Withholding
     The company is required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of the company’s shares who do not furnish the company with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.
     Holders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of shares are not clear under existing law. Thus, we urge holders to consult their own tax advisers to determine the tax consequences of ownership of the shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PLAN OF DISTRIBUTION
     We may sell, and our Manager may sell, shares of trust stock in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or our Manager to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement or term sheet will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of shares underwritten or purchased by them, the public offering price of the shares, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Our Manager or any dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and compensation received by them on resale of the shares may be deemed to be underwriting discounts. Additionally, because our Manager may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, our Manager may be subject to the prospectus delivery requirements of the Securities Act.
     Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.
     The shares may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
     Offers to purchase shares may be solicited directly by us or our Manager or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the shares so offered and sold.
     If underwriters are utilized in the sale of any shares in respect of which this prospectus is being delivered, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of shares, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such shares if any are purchased.
     If a dealer is utilized in the sale of the shares in respect of which this prospectus is delivered, we will sell, and our Manager will sell, shares of trust stock to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction, or in crosses in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares so offered and sold. In addition, our Manager may sell shares in ordinary brokerage transactions or in transactions in which a broker solicits purchases.
     Offers to purchase shares may be solicited directly by us or by our Manager and the sale thereof may be made by us or our Manager directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
     Our Manager may also resell all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the shares are covered by the registration statement of which this prospectus forms a part.
     If so indicated in the applicable prospectus supplement or term sheet, we may, or our Manager may, authorize agents and underwriters to solicit offers by certain institutions to purchase shares from us or our Manager at the public offering price set forth in the applicable prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
     Agents, underwriters and dealers may be entitled under relevant agreements with us or our Manager to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or term sheet. We will pay all expenses incurred with respect to the registration of the shares owned by our Manager, other than underwriting fees, discounts or commissions, which will be borne by our Manager.
     We may, or our Manager may, also sell shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
     We may, or our Manager may, enter into derivative, sale or forward sale transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or term sheet indicates, in connection with those transactions, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement or term sheet, including in short sale transactions and by issuing shares not covered by this prospectus but convertible into or exchangeable for or representing beneficial interests in such shares, or the return of which is derived in whole or in part from the value of such shares. If so, the third party may use shares received under those sales, forward sale or derivative arrangements or shares pledged by us or our Manager or borrowed from us, our Manager or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from us or our Manager in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
     Additionally, our Manager may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with our Manager. Our Manager also may sell shares short and redeliver shares to close out such short positions. Our Manager may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Our Manager also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our shares or our Manager’s securities or in connection with the offering of other securities not covered by this prospectus.
     Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or our Manager. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or our Manager may arrange for other broker-dealers to participate in the resales.
     Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our Manager and our respective subsidiaries in the ordinary course of business.
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
     The place and time of delivery for the shares will be set forth in the accompanying prospectus supplement or term sheet for such shares.

LEGAL MATTERS
     The validity of the shares offered in this prospectus is being passed upon for us and our Manager by Potter Anderson & Corroon LLP, Wilmington, Delaware. Certain legal matters in connection with the shares offered hereby will be passed upon for us and our Manager by Shearman & Sterling LLP, New York, New York.
EXPERTS
     The consolidated financial statements and schedule of Macquarie Infrastructure Company Trust as of December 31, 2005 and 2004, and the year ended December 31, 2005 and the period April 13, 2004 (inception) to December 31, 2004, the consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows of North America Capital Holding Company for the periods January 1, 2004 through July 29, 2004, July 30, 2004 through December 22, 2004, and for the year ended December 31, 2003, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The report of KPMG LLP dated March 10, 2006, except as to the fifth and sixth paragraphs of Management’s Report on Internal Controls over Financial Reporting (as restated), which are as of October 13, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses such firm's opinion that Macquarie Infrastructure Company Trust did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states as a result of its evaluation of the Company’s internal control over financial reporting, management has identified a material weakness. Specifically, the internal accounting staff did not possess sufficient technical expertise to ensure the correct application of hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities. This material weakness resulted in the restatement of previously filed unaudited financial statements for the quarters ended March 31, 2006 and June 30, 2006, as well as unaudited 2005 quarterly financial statements.
     The report of KPMG LLP dated March 10, 2006, except as to the fifth and sixth paragraphs of Management’s Report on Internal Controls over Financial Reporting (as restated), which are as of October 13, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting as of December 31, 2005, contains an explanatory paragraph that states Macquarie Infrastructure Company Trust acquired Eagle Aviation Resources, Ltd. (EAR), on August 12, 2005, and acquired SunPark on October 3, 2005. Management excluded from its assessment of the effectiveness of Macquarie Infrastructure Company Trust’s internal control over financial reporting as of December 31, 2005, both EAR’s and SunPark’s internal control over financial reporting. The EAR assets represent 4.6% of the Company’s total assets at December 31, 2005, and generated 4.1% of the Company’s total revenues during the year ended December 31, 2005. The SunPark assets represent 5.5% of the Company’s total assets at December 31, 2005 and generated 1% of the Company’s total revenues during the year ended December 31, 2005. Such firm's audit of internal control over financial reporting of Macquarie Infrastructure Company Trust also excluded an evaluation of the internal control over financial reporting of both EAR and SunPark.
     The consolidated balance sheet of Connect Ml-Al Holdings Limited and subsidiary, as of March 31, 2006, and the related consolidated statements of operations, shareholders’ deficit and other comprehensive income (loss) and cash flows for the year ended March 31, 2006, incorporated in this prospectus by reference from the Annual Report on Form 10-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on September 29, 2006, have been audited by KPMG LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority of said firm as experts in accounting and auditing.
     The consolidated financial statements of K-1 HGC Investment, LLC and subsidiaries as of April 30, 2006 and for the period from July 1, 2005 to April 30, 2006, and as of June 30, 2005 and 2004, and for the year ended June 30, 2005 and the period from August 8, 2003 (date of inception) to June 30, 2004, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on June 27, 2006, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements of Loving Enterprises, Inc. (currently known as IMTT Holdings, Inc.) as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 appearing in the Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on May 16, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon dated April 14, 2006 included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements of IMTT Holdings, Inc. to be included in subsequently filed documents of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of Eagle Aviation Resources, Ltd. as of December 31, 2004, and the related statement of income, member’s equity, and cash flows for the year then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on October 4, 2005, have been audited by L.L. Bradford & Company, LLC, independent auditors, as stated in their report, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Trust Stock

Macquarie Infrastructure Company Trust

Each Share of Trust Stock Represents One
Beneficial Interest in the Trust

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$0	*
Printing and engraving	850,000
Legal fees and expenses	840,000
Accounting fees	385,000
Trustees’ fees	20,000
Blue sky fees and expenses	50,000
Miscellaneous	304,000

Total	$2,449,000

*	Deferred in accordance with Rules 456(b) and 457(r).
Item 15. Indemnification of Directors and Officers.
     Certain provisions of our LLC agreement are intended to be consistent with Section 145 of the Delaware General Corporation Law, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
     Our LLC agreement includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the company or its members;

•	for acts or omissions not in good faith or a knowing violation of law;

•	regarding unlawful dividends and stock purchases analogous to Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper benefit.
Our LLC agreement provides that:
•	we must indemnify our directors or officers to the equivalent extent permitted by the Delaware General Corporation Law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by the company’s board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by the company’s board of directors.
     The indemnification provisions contained in our LLC agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of members or disinterested directors or otherwise.
     In addition, we maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 16. List of Exhibits.
     The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 2006.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

By:	/s/ Peter Stokes

Peter Stokes
Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 2006.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ Peter Stokes

Peter Stokes
Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Stokes his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Stokes	Chief Executive Officer	October 16, 2006
Peter Stokes	(Principal Executive Officer)

/s/ Peter Stokes	Interim Chief Financial Officer	October 16, 2006
Peter Stokes	(Principal Financial Officer)

/s/ Todd Weintraub	Interim Principal Accounting Officer	October 16, 2006
Todd Weintraub

/s/ John Roberts	Director	October 16, 2006
John Roberts

/s/ Norman H. Brown, Jr.	Director	October 16, 2006
Norman H. Brown, Jr.

/s/ George W. Carmany, III	Director	October 16, 2006
George W. Carmany, III

/s/ William H. Webb	Director	October 16, 2006
William H. Webb

EXHIBIT INDEX

Exhibit
1.1*	Form of Underwriting Agreement

2.1	Stock Purchase Agreement dated as of June 7, 2004, as amended as of August 9, 2004 and November 25, 2004 relating to the acquisition of Macquarie Americas Parking Corporation (incorporated by reference to Exhibit 2.1 of Amendment No. 4 to the Registrants’ Registration Statement on Form S-1 (Registration No. 333-116244) (“Amendment No. 4”))

2.2	Second Amended and Restated Stock Purchase Agreement dated as of October 12, 2004 as amended as of November 24, 2004 relating to the acquisition of North America Capital Holding Company (incorporated by reference to Exhibit 2.2 of Amendment No. 4)

2.3	Share Purchase Agreement dated June 7, 2004 and related Side Letters dated October 14, 2004 and November 1, 2004 relating to the acquisition of Macquarie Yorkshire Limited (incorporated by reference to Exhibit 2.3 of Amendment No. 4)

2.4	Amended and Restated Limited Liability Company Purchase Agreement dated October 12, 2004 relating to the acquisition of Macquarie District Energy Holdings LLC (incorporated by reference to Exhibit 2.4 of Amendment No. 3 to the Registrants’ Registration Statement on Form S-1 (Registration No. 333-116244) (“Amendment No. 3”))

2.5	Contribution and Subscription Agreement dated as of June 7, 2004, related Side Letter dated October 15, 2004 and Novation Agreement dated November 15, 2004 relating to the investment in the ordinary shares and preferred equity certificates of Macquarie Luxembourg Water S.a.r.L. (incorporated by reference to Exhibit 2.5 of Amendment No. 4)

2.6	Unit Purchase Agreement dated as of August 17, 2004 relating to the acquisition of units of PCAA Parent LLC from the PCA Group (as defined therein) (incorporated by reference to Exhibit 2.7 of Amendment No. 2 to the Registrants’ Registration Statement on Form S-1 (Registration No. 333-116244) (“Amendment No. 2”))

2.7	Stock Purchase Agreement, dated as of October 8, 2004 relating to the acquisition of 100% of the common stock of Seacoast Holdings (PCAAH), Inc. (incorporated by reference to Exhibit 2.8 of Amendment No. 2)

2.8	Unit Purchase Agreement dated as of October 8, 2004 relating to the acquisition of units of PCAA Parent LLC from Macquarie Securities (USA), Inc. (incorporated by reference to Exhibit 2.9 of Amendment No. 2)

2.9	Stock Purchase Agreement, dated as of October 8, 2004 as amended as of November 25, 2004 relating to the acquisition of Macquarie Airports North America Inc. (incorporated by reference to Exhibit 2.10 of Amendment No. 4)

2.10	Membership Interest Purchase Agreement dated May 26, 2005 between Gene H. Yamagata and Macquarie FBO Holdings LLC, relating to the acquisition of Las Vegas Executive Air Terminal (incorporated by reference to the Registrants’ Current Report on Form 8-K filed with the SEC on May 31, 2005)

2.11	Purchase Agreement dated August 2, 2005, as amended August 17, 2005, among k1 Ventures Limited, K-1 HGC Investment, L.L.C. and Macquarie Investment Holdings Inc, and related joinder agreement and assignment agreement (incorporated by reference to Exhibits 2.1, 2.2 and 2.3 to the Registrants’ Current Report on Form 8-K filed with the SEC on August 19, 2005)

2.12	Second Amendment to Purchase Agreement dated October 21, 2005 among k1 Ventures Limited, K-1 HGC Investment, L.L.C. and Macquarie Gas Holdings LLC (incorporated by reference to Exhibit 2.2 of the Registrants’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “September Quarterly Report”))

2.13	Joinder Agreement dated September 16, 2005 between Macquarie Infrastructure Company Inc., k1 Ventures Limited, K-1 HGC Investment, L.L.C. and Macquarie Gas Holdings LLC (incorporated by reference to Exhibit 2.3 of the Registrants’ September Quarterly Report)

2.14	Assignment Agreement dated September 16, 2005 between Macquarie Infrastructure Company Inc. and Macquarie Gas Holdings LLC (incorporated by reference to Exhibit 2.4 of the Registrants’ September Quarterly Report)

2.15	Stock Subscription Agreement dated April 14, 2006 between Macquarie Terminal Holdings LLC, Loving Enterprises, Inc and the Current Owners (as defined therein) (incorporated by reference to Exhibit 2.1 to the Registrants’ Current Report on Form 8-K filed with the SEC on April 17, 2006)

E-1

Exhibit

2.16	Purchase and Sale Agreement dated April 18, 2006 by and among Trajen Holdings, Inc., the stockholders thereof and Macquarie FBO Holdings, LLC (incorporated by reference to Exhibit 2.1 of the Registrants’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2006)

2.17	Side Letter dated March 7, 2006 amending the Purchase Agreement dated August 2, 2005, as amended, among k1 Ventures Limited, K-1 HGC Investment, LLC and Macquarie Gas Holdings LLC (incorporated by reference to Exhibit 2.1 to the Registrants’ Current Report on Form 8-K filed with the SEC on June 12, 2006)

2.18	Sale and Purchase Agreement dated August 23, 2006 among Macquarie Yorkshire LLC, MIC European Financing SarL, Macquarie Infrastructure Company LLC and Secondary Market Infrastructure Fund UK LP, and related form of Tax Deed (incorporated by reference to Exhibit 2.1 to the Registrants’ Current Report on Form 8-K filed with the SEC on August 28, 2006)

2.19	Put and Call Option Agreement dated August 23, 2006 among South East Water LLC and MEIF Luxembourg Holdings SA (incorporated by reference to Exhibit 2.2 to the Registrants’ Current Report on Form 8-K filed with the SEC on August 28, 2006)

2.20	Irrevocable Undertaking and Drag-Along Request dated October 2, 2006 (incorporated by reference to Exhibit 2.1 to the Registrants’ Current Report on Form 8-K filed with the SEC on October 2, 2006)

4.1	Specimen certificate evidencing share of trust stock of Macquarie Infrastructure Company Trust (incorporated by reference to Exhibit 4.1 of the Registrants’ Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Annual Report”))

4.2	Specimen certificate evidencing LLC interest of Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 4.2 of the 2004 Annual Report)

5.1	Form of opinion of Potter Anderson & Corroon LLP

8.1	Form of tax opinion of Shearman & Sterling LLP

23.1	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1)

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1)

23.3	Consent of KPMG LLP

23.4	Consent of KPMG LLP

23.5	Consent of Ernst & Young LLP

23.6	Consent of Deloitte & Touche LLP

23.7	Consent of L.L. Bradford & Company, LLC

24.1	Powers of Attorney (included on signature pages of this Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Registrants in connection with a specific offering.

E-2